UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
Amendment No. 2

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – NOVEMBER 12, 2009

CONO ITALIANO, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-51388	84-1665042
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

10 Main Street
Keyport, NJ  07735
(Address of principal executive offices)

877-330-2666
(Registrant's telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Explanatory Note: This Amendment Number 2 to the Form 8-K filed by Cono Italiano, Inc. (the “Company”) on November 13, 2009, as amended on November 19, 2009 is being filed solely for the purpose of including the Company’s financial statements for the period ended September 30, 2009, as requested by the U.S. Securities and Exchange Commission.

Item 1.01:	Entry into a Material Definitive Agreement.

On November 12, 2009, Cono Italiano, Inc., a Nevada corporation (the “Company”) entered into share exchange agreements (the “Share Exchange Agreements”) with the shareholders of Cono Italiano, Inc., a Delaware corporation (“Cono Italiano (Delaware)”).  Pursuant to the terms of the agreements, the form of which are identical, each of the Cono Italiano (Delaware) shareholders have exchanged their respective shares of Cono Italiano (Delaware) for shares of Company restricted common stock.  The ratio of the exchange was one share of Company common stock issued for each one share of Cono Italiano (Delaware) stock tendered.  The Company agreed to issue 61,286,428 shares of the Company’s common stock to the shareholders of Cono Italiano (Delaware). As an additional inducement to the shareholders of Cono Italiano (Delaware) to enter into the Share Exchange Agreements, the Company’s largest shareholder, Lara Mac Inc., agreed to the cancellation of 242,557 of its shares of the Company’s common stock.  Prior to the share exchange transactions and the cancellation of Lara Mac’s shares, the Company had 485,116 shares issued and outstanding.  Following the issuance of 61,286,428 shares and the cancellation of 242,557 shares, the Company had 61,528,987 shares issued and outstanding.

Effective at the closing of the share exchange transactions, Cono Italiano (Delaware) became a wholly owned subsidiary of the Company.  The Share Exchange Agreements contained conventional provisions for restricted share transactions, including customary representations and warranties given by the Cono Italiano (Delaware) shareholders regarding authority to execute the agreement, valid ownership and transferable title to their Cono Italiano (Delaware) shares which are unencumbered, free and clear of third party claims or conflicts, contingent or otherwise, and that no consent of any party is necessary or required to effectuate the transfer.  In addition, the Cono Italiano (Delaware) shareholders made representations and warranties which the Company has relied upon for purposes of assessing and determining the validity of the exemption of the share exchange transaction from registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.  The Cono Italiano (Delaware) shareholders also released Cono Italiano (Delaware) and the Company from any and all claims in respect of prior share ownership, including, without limitation, any prior contractual agreements, warrants, or options pertaining to issuance of shares or anti-dilution rights.  Each of Cono Italiano (Delaware) and the Company made customary representations and warranties in the agreements regarding due corporate organization, authorization, validity of share issuances and other general matters.

Item 2.01:	Completion of Acquisition or Disposition of Assets.

As described in Item 1.01 above, on November 12, 2009, the Company and the shareholders of Cono Italiano (Delaware) entered into Share Exchange Agreements, pursuant to which the Company has acquired all of the shares of Cono Italiano (Delaware) in exchange for 61,286,428 shares of the Company’s common stock.  See Item 1.01 for further detail in such regard, which disclosures are incorporated herein into this Item 2.01 by reference thereto.

Item 3.02:	Unregistered Sales of Equity Securities.

As of November 12, 2009, the Company has agreed to issue 61,286,428 shares of restricted common stock to 40 shareholders pursuant to the Share Exchange Agreements.  No cash compensation was paid or received for the shares which were exchanged.  The consideration received in respect of such issuances by the Company consisted solely of shares of common stock of Cono Italiano (Delaware).  The exchange offer was made to the shareholders of the common stock of Cono Italiano (Delaware) pursuant to the exemption from registration provided by Section 4(2) promulgated under the U.S. Securities Act of 1933, as amended.  See also Item 1.01 above for further details regarding the unregistered issuance of securities, which disclosures are incorporated herein into this Item 3.02 by reference thereto.

Item 4.01:	Changes in Registrant’s Certifying Accountant.

A.	Change of Auditors

On November 12, 2009 the Company dismissed its independent auditor, Paritz and Company P.A.

The decision to change auditors was approved by the Audit Committee of the Company's Board of Directors.

During the Company's fiscal years ended January 31, 2009 and January 31, 2008, and the interim period since January 31, 2009, the opinion of Paritz and Company P.A. on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: the independent auditor's report of Paritz and Company P.A. dated May 18, 2009 (for the year ended January 31, 2009) contained "going concern" qualifications. These qualifications questioned the Company’s ability to raise additional funds through either the sale of equity securities or issuance and stressed the absence of any resulting adjustments in the financial statements; thus raising substantial doubts regarding the Company's ability to continue as a going concern. During the Company's two most recent fiscal years, and through the date of their dismissal, there were no disagreements with Paritz and Company P.A., whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Paritz and Company P.A.’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

The Company has provided Paritz and Company P.A. with a copy of this Amendment prior to its filing with the Securities and Exchange Commission (the "Commission") and has received a letter addressed to the Commission stating that they agree with the statements made by the Company in response to this Item 4.01, attached hereto as Exhibit 16.1.

B.	EFP Rotenberg LLP

On November 12, 2009 the Company appointed EFP Rotenberg LLP as its independent auditor.

During the years ended January 31, 2009 and January 31, 2008, and the interim period between January 31, 2009 and the appointment of EFP Rotenberg LLP, neither the Company nor anyone acting on the Company’s behalf consulted with EFP Rotenberg LLP regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement as that term is used in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K or a reportable event as that term is used in Item 304(a)(1)(v) and the related instructions to Item 304 of Regulation S-K.

Item 5.03:	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 12, 2009, the Board of Directors of the Company approved a change of its fiscal year end from January 31st to December 31st.  The Company filed a Report on Form 10-Q for the quarter ended September 30, 2009, and intends to file additional quarterly reports on Form 10-Q reflecting the revised fiscal year end. The Board has amended Article XI of the Company’s By-Laws to reflect the adoption of December 31st as the new fiscal year end.

Item 5.06	Change in Shell Company Status.

As a result of the transaction entered into by and between the Company and the shareholders of Cono Italiano (Delaware), the Company is no longer a “shell company” as such term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.  Accordingly, we are providing below the information herein that would be included in a Form 10.

In this report, we rely on and refer to information and statistics regarding our industry that we have obtained from a variety of sources. Some of this information is publicly available and has not been specifically prepared for us for use in this report or otherwise. Although we believe that this information is generally reliable, we cannot guarantee, nor have we independently verified, the accuracy and completeness of such third party information.

FORM 10 DISCLOSURES

Item 1.	Business

Introduction

The Company was incorporated in the State of Nevada on September 9, 2004 as Arch Management Services Inc. A change of control of the Company occurred on June 5, 2006 and the Company changed its name from “Arch Management Services Inc.” to “Tiger Ethanol International Inc.” on November 24, 2006.  On February 11, 2008 the Company changed its name to “Tiger Renewable Energy Ltd.” Another change of control of the Company occurred on June 4, 2009.  On August 10, 2009, the Company changed its name to “Cono Italiano, Inc.” and its symbol changed to CNOZ.

On August 10, 2009, the Company conducted a one for sixty reverse stock split.  As of such date, all of the outstanding shares of common stock of the Company have been consolidated such that stockholders of record hold one share of post-split common stock for every sixty shares owned prior to the reverse stock split.  All fractional shares resulting from the reverse stock split have been rounded up to the next whole share.

The Company identified Cono Italiano, Inc. a Delaware corporation (“Cono Italiano (Delaware)”), as a business venture that would be suitable for the Company’s future operations.  On November 12, 2009, the Company entered into agreement with the shareholders of Cono Italiano (Delaware) pursuant to which the Company acquired all of the issued and outstanding shares of the Cono Italiano (Delaware) and we will now operate Cono Italiano (Delaware) as a wholly-owned subsidiary of our Company.

Our principal business address is 10 Main Street, Keyport, NJ 07735 and our telephone number is 877-330-2666.

Our Business

The Company was previously party to a joint venture named Xinjiang Yajia Distillate Company Limited (the “Venture”) to produce ethanol in the People’s Republic of China. The Company’s board of directors determined that it was in our best interest to initiate a withdrawal from the ethanol business as of January 31, 2009 and assess alternative businesses.

On June 4, 2009, an Affiliate Stock Purchase Agreement (the “Stock Purchase Agreement”) was entered into by and between Gallant Energy International Inc. (“Gallant”), the owner of 5,000,000 shares of the Company’s common stock (prior to the Company’s one for sixty reverse stock split) and Lara Mac Inc. (“Lara Mac”), an entity controlled by Mitchell Brown (who is now the Chief Executive Officer of the Company and a member of the Company’s Board of Directors). Pursuant to the Stock Purchase Agreement, Gallant sold all of its 5,000,000 shares of the Company’s common stock to Lara Mac.  The Gallant transaction with Lara Mac resulted in a change in control of the largest voting block of the Company effective as of June 4, 2009.

Under the terms of the Stock Purchase Agreement, the Board appointed five individuals to fill vacancies on the Board. These new directors commenced their service on June 19, 2009.  The Board also appointed four new officers of the Company.

On June 22, 2009, Lara Mac entered into a Management Services Agreement with the Company (the “Management Services Agreement”).  Pursuant to the Management Services Agreement, Lara Mac would render to the Company consulting and other advisory services in relation to developing strategic plans for inception of operations, corporate management, the operations of the Company, strategic planning, domestic and international marketing and sales, financial advice, including, without limitation, advisory and consulting services in relation to the selection and retention of candidates for senior management of the Company and its subsidiaries, prospective strategic alliance partners, preparing acquisition growth plans, identifying prospective merger and acquisition candidates, developing value propositions for the Company and acquisition candidates, analyzing financial implications of potential transactions, advising on negotiations regarding terms and conditions of transactions, outlining and managing due diligence issues and due diligence processes, introductions to prospective customers, selection of investment bankers or other financial advisors or consultants, and advice with respect to the capital structure of the Company, equity participation plans, employee benefit plans and other incentive arrangements for certain key executives of the Company (collectively, the “Services”).  In exchange for the Services, Lara Mac received 9,553,377 shares of the Company’s common stock (these 9,553,377 shares were issued prior to the Company’s August 10, 2009 one for sixty reverse stock split, and accordingly, Lara Mac’s ownership of 14,553,377 shares was reduced to 242,557 shares pursuant to such reverse stock split).  The parties to the Management Services Agreement also agreed that Lara Mac may render other services beyond the scope of activities which the parties contemplate as part of the Services, as to which Lara Mac shall be entitled to separate compensation that shall be negotiated in good faith by the parties on a case-by-case basis.  The Company identified Cono Italiano, Inc. a Delaware corporation (“Cono Italiano (Delaware)”), as a business venture that would be suitable for the Company’s future operations.  On November 12, 2009, the Company entered into agreement with the shareholders of Cono Italiano (Delaware) pursuant to which the Company acquired all of the issued and outstanding shares of the Cono Italiano (Delaware) and we will now operate Cono Italiano (Delaware) as a wholly-owned subsidiary of our Company.  As an inducement to the shareholders of Cono Italiano (Delaware) to enter into the exchange described above, Lara Mac agreed to the cancellation of these 242,557 shares of the Company’s common stock and Termination of the Management Services Agreement.

On August 10, 2009, the Company conducted a one for sixty reverse stock split. As of such date, all of the outstanding shares of common stock of the Company have been consolidated such that stockholders of record hold one share of post-split common stock for every sixty shares owned prior to the reverse stock split. All fractional shares resulting from the reverse stock split have been rounded up to the next whole share.

Cono Italiano (Delaware)

In March 2006 Cono Italiano LLC, a New Jersey limited liability company, entered into an agreement with Kono Italia S.R. L., an Italian company doing business as “Pizza Hands.”  Kono Italia S.R.L owns the designs, recipes and technology for the “Pizza Cono,” a food product for quick service restaurants consisting of a cone shaped pizza dough.  Cono Italiano (Delaware), as the successor to Cono Italiano, LLC, holds a distribution agreement for North America from Kono Pizza in Italy.  This distribution agreement grants the licensee an exclusive license to exploit this product in the United States, Canada and Mexico for a twenty-five (25) year term.  The product is patented in the United States and Europe as is the cone production machine which is proprietary.  In 2007 Cono Italiano, LLC introduced the product into the North American market by building an alliance with Center Plate, a food service provider to stadiums and arenas throughout North America.  The Center Plate agreement was subsequently cancelled.  At the present time, the Company has no contractual agreements with Center Plate.

Cono Italiano (Delaware) was formed through the merger of Cono Italiano LLC, a New Jersey limited liability company, and Janex International, Inc., a Delaware corporation, on January 14, 2008.  The combined entity changed its name to “Cono Italiano, Inc.” on that date.

Cono Italiano is licensed to distribute a food product called the “Pizza Cono.”  This Pizza Cone is designed to be a drip free, spill free cone-shaped pizza made of a proprietary dough and filled with freshly selected ingredients.  The Company intends that the Pizza Cone will be distributed through the fast food market (the fast food market is generally defined as restaurants selling food and drinks for immediate consumption either on the premises in designated eating areas, or for consumption elsewhere).  The Pizza Cone will be distributed to quick-service restaurants, takeaways, mobile and street vendors, and leisure locations.  These establishments include typical fast food chains, supermarkets, convenience stores, entertainment facilities and sports arenas.

On July 9, 2008, Cono Italiano (Delaware) entered into a distribution and licensing agreement (the “Distribution Agreement”) with Pino Gelato, Inc., a South Carolina corporation presently involved in retail sales of Italian gelato and sales of franchises for the sale of gelato.  Under the terms of the Distribution Agreement, we have granted to Pino Gelato, Inc. the rights in the United States, Canada and Mexico to sell and distribute our products through immediate consumption retail channels, such as a restaurant, snack bar, kiosk, or other similar setting.  The initial term of the Distribution Agreement is for ten (10) years and shall be automatically renewed for additional ten (10) year terms if neither party is in material breach of the Distribution Agreement at the expiration date of each ten (10) year term.  The Distribution Agreement includes the right to market Pizza Cones and establish Pizza Cone and Pino Gelato Cafes.  Cono Italiano (Delaware) has received $100,000 in cash in consideration for such Distribution Agreement.  There have been five retail channels established through Pino Gelato to date and Cono Italiano (Delaware) products have been sold to various sub-distributors throughout the country for distribution.  As an inducement to buy the distribution and franchise rights by Pino Gelato, Inc. the Company agreed to issue 375,000 shares of common stock to Pino Gelato.  Common stock amounting to 250,000 shares were issued to Pino Gelato, with the remaining 125,000 shares to be issued.

Cono Italiano (Delaware) has reserved distribution rights regarding the sale of products on a wholesale basis to grocery stores, convenience stores, and other similar establishments which do not resell the products to customers in a restaurant, snack bar, kiosk, or other similar setting.  By way of example, Cono Italiano (Delaware) has retained the rights to sell the products on a wholesale basis to big box stores, convenience stores, and other chains that sell “frozen” packaged products.

As part of Cono Italiano (Delaware)’s marketing strategy, Cono Italiano (Delaware) paid $8,500 in September of 2008 to develop retail packaging and conducted a photo shoot for the product in October of 2008 at a cost of $1,500.

There have been five licenses sold to date and there are currently five such cafes in operation, located in South Carolina, Tennessee, Pittsburgh and Ohio.  These cafes are presently selling the Pizza Cone product.

Since March of 2009, Cono Italiano (Delaware)’s marketing and distribution efforts have also included giving free samples of its product away at the Indianapolis Speedway, presenting the product to potential distributors at a trade show, and selling the product at an Italian festival in Indianapolis.

In July of 2008, the Company’s Chief Executive Officer, Mitchell Brown and Ramona Fantini of Pino Gelato formed a manufacturing entity, Edesia Emprise, LLC, to produce and manufacturer the "Cones" in Indianapolis Indiana.  Mitchell Brown transferred his ownership interests in Edesia Emprise, LLC to his father, Gene Brown, later that month. Taylor's Bakery was contracted as a third party manufacturer for this project in January of 2009, and in March of 2009, Dough Bros., Inc., an entity established by Taylor’s Bakery, entered into an agreement with Edesia Emprise, LLC and Cono Italiano (Delaware).

In the first quarter of 2009, a production facility was established in Indianapolis, Indiana by Taylor’s Bakery with proprietary baking equipment purchased from Italy.  Cono Italiano (Delaware) has been working together with the TurboChef Brand of ovens to develop cooking settings to bake the Cono Italiano (Delaware) product in retail distribution settings.  Major food establishments including Subway, Dunkin Donuts, and Quick Chek currently use TurboChef Brand ovens to cook frozen products in their establishments.  Cono Italiano (Delaware) shipped its initial orders for products in the second quarter of 2009.  Cono Italiano (Delaware) buys and resells the TurboChef Brand ovens as needed.  An alternative supplier, Amana, makes similar ovens at similar prices which the management of Cono Italiano (Delaware) believes it can rely upon if there is any disruption in supply of ovens from TurboChef Brand.

On October 22, 2009, Dough Bros., Inc., John Allen, Drew Allen, Matt Allen, Edesia Emprise, LLC, Cono Italiano (Delaware), Mitchell Brown, John Jacobs and Ramona Fantini entered into an agreement to terminate the relationship between Cono Italiano (Delaware), Edesia Emprise, LLC and Dough Bros., Inc.

On November 9, 2009, Cono Italiano (Delaware) entered into a Commitment Letter, pursuant to which, one of our shareholders, Lara Mac has agreed to provide financing to Cono Italiano, Inc., with such funds as the Company’s Board of Directors shall deem to be sufficient to maintain the Company’s ordinary course of business operations (the “Commitment Amount”).  We may draw on the Commitment Amount in monthly tranches in accordance with our operating requirements as set forth in our business plan. The available Commitment Amount will be reduced by the aggregate cash proceeds received by the Company which are derived from the issuance of any equity securities and Company gross revenues. Draws on the Commitment Amount will be made on terms of unsecured notes, with interest set on each note as of the date of the draw at prime rate plus two percent per annum. The notes will mature and become repayable thirty calendar days after demand at any time following the earlier of (a) December 31, 2010 or (b) the date upon which we are in receipt of revenues or proceeds from the sales of equity securities. We will give Lara Mac customary representations and warranties regarding the good standing of our Company and status of progress in respect of our Company business plan prior to each draw on the Commitment Amount, and we will provide certifications and covenants regarding use of proceeds of each draw, which will be in customary forms reasonably requested by Lara Mac as determined by reference to similar lenders making similar loans to similar companies. Lara Mac will not be required to make any loans under the Commitment Amount to us if we are unable to make the representations, warranties, certifications or covenants, or if we are in breach of any previously given representations, warranties, certifications or covenants. If we breach any of the notes, the default rate will be 15% per annum and Lara Mac may seek recourse against our company for repayment of all of the notes.  To date, there have been no borrowings under the Commitment Letter.

On November 11, 2009, Cono Italiano (Delaware) and Edesia Emprise, LLC entered into a Master Manufacturing Agreement.  Pursuant to this Master Manufacturing Agreement, Edesia Emprise, LLC will produce the Company’s Pizza Cono product.  Cono Italiano (Delaware) has agreed to pay Edesia Emprise, LLC the costs of production plus fifteen percent (15%).  This Master Manufacturing Agreement has a five (5) year term and will automatically renew unless cancelled by one of the parties pursuant to its terms.  This Master Manufacturing Agreement is exclusive within the United States. Edesia Emprise, LLC may either produce this product directly or through a subcontractor.  On December 8, 2009, the Company was advised that Edesia Emprise had entered into its first subcontract agreement with Sunrise Baking Acquisition Company, based in Brooklyn, New York.

Distribution

The Company intends to contact food distributors who sell to the restaurant community to distribute the product.  The Company will seek to develop relationships with independent commissioned sales representatives throughout the country to sell and market the product to the retail community and specialty customers.  The Pizza Cone will be targeted at a substantial number of potential customers, including quick service restaurants, takeaways, mobile and street vendors, and leisure locations such as typical fast food chains, supermarkets, convenience stores, entertainment facilities, and sports arenas.  The Company therefore does not anticipate depending on a single or a few major customers.

Cono Italiano’s marketing and distribution efforts have also included giving free samples of its product away at the Indianapolis Speedway, presenting the product to potential distributors at a trade show, and selling the product at an Italian festival in Indianapolis.

Competitive Position

Cono Italiano is a relatively new company introducing a new product into the market place for quick service pizza.  The market in the United States for quick service pizza is large, highly fragmented and intensely competitive.  There are no assurances that the product will be generally accepted.

We intend to do business under our new business model in highly competitive markets. There are many competitors, some of which are significantly larger, have access to much more important resources or capital than us, or have established reputations among potential customers. We may not be able to compete effectively against other industry participants.

Raw Materials

The raw materials used in production of the Pizza Cones include readily available food products which are purchased in bulk by third party contract bakers.  All raw materials are supplied by the third party contract bakers pursuant to proprietary recipes and standards of Cono Italiano and baked into the product.  Cono Italiano pays Edesia Emprise, LLC for the product following shipping.

Compliance with Government Regulations

At the present time, Cono Italiano does not need and has not requested government approval on any products and services.  Edesia Emprise, LLC and the third party contract bakers of Edesia Emprise, LLC are responsible for operation of production facilities which make our cones and fillings, and they are subject to various federal state, and local laws, including various health sanitation, fire, and safety standards and may be subject to licensing and regulations by a number of governmental authorities.

Research and Development

The Company does note presently engage in spending on research and development.  The Company’s anticipates that it may engage in such activity in the future.

Compliance with Environmental Laws

The costs and effects of compliance with federal, state and local environmental laws have not been material to our business from inception through the date of this Report.

Intellectual Property

Our success and ability to compete are dependent, in part, upon our ability to establish and adequately protect our intellectual property rights.  We intend to rely on a combination of patent, copyright, trademark and trade secret laws, as well as confidentiality agreements to establish and protect our proprietary rights.  We expect to license certain proprietary rights from third parties. We also intend to protect our proprietary rights, in part, through the terms of license agreements and by confidentiality agreements with our employees, consultants, customers and others.

Employees

As of the date hereof, the Company has four (4) officers, Mitchell Brown (our Chief Executive Officer), Joseph Masselli, (our President and Chief Operating Officer), Alex J. Kaminski (our Chief Financial Officer and Treasurer) and Steve Savage (our Secretary).

Where You Can Find More Information

We do not currently maintain an internet website.

The Company is and expects to remain a “reporting company.” We will therefore be required to continue to file annual, quarterly and other filings with the U.S. Securities and Exchange Commission (the “SEC”). Members of the public may read and copy any materials which we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Members of the public may obtain additional information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, as well as other information regarding issuers that file electronically with the SEC. This site is located at http://www.sec.gov.

You may also request a copy of our filings at no cost, by writing or telephoning us at:

Cono Italiano, Inc.
10 Main Street
Keyport, NJ 07735
Telephone: 877-330-2666
Attn: Mitchell Brown
Chief Executive Officer

Item 1A.	Risk Factors

Our business is subject to numerous risks. We caution you that the following important factors, among others, could cause our actual results to differ materially from those expressed in forward-looking statements made by us or on our behalf in filings with the SEC, press releases, communications with investors and oral statements. Any or all of our forward-looking statements in this and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in the discussion below will be important in determining future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those anticipated in forward-looking statements. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosure we make in our reports filed with the SEC.

An investment in our Company involves a substantial risk of loss. You should carefully consider the risks described below, before you make any investment decision regarding our Company. Additional risks and uncertainties, including those generally affecting the market in which we operate or that we currently deem immaterial, may also impair our business. If any such risks actually materialize, our business, financial condition and operating results could be adversely affected. In such case, the trading price of our common stock could decline.

The following risk factors are not exhaustive and the risks discussed herein do not purport to be inclusive of all possible risks but are intended only as examples of possible investment risks. To facilitate understanding of the various business risks applicable to our Company and the strategic alliance companies through which we intend to operate our business during the foreseeable future, the risk factors discussed herein address our Company together with the risks applicable to our operations that we intend to conduct with our strategic alliance partners.

Risks Related to Our Business

We are a small company with a limited operating history and limited capital resources.  We may not be able to raise additional capital to grow and expand our business, which could materially and adversely affect the future of our business.

We are a small company with a limited history, limited capital and limited operating resources.  As of September 30, 2009, we had cash and cash equivalents of approximately $52,752 (unaudited). While we believe we will be able to meet our current needs for cash from revenues (as the Company is spending minimal cash, and is not required to pay its suppliers until after orders are placed and delivered), we may need additional capital to conduct business, grow and expand.

The terms and condition of any which we may receive financing could have a material adverse affect on our business, results of operations, liquidity and financial condition.  Any investment in our shares is subject to the significant risk that we will not be able to adequately capitalize our Company to enable us to continue to develop and implement our business model.  Even if we are able to raise adequate capital, the cost of such capital may be burdensome and may materially impair our ability to fully implement our business plan.

Indebtedness may burden us with high interest payments and highly restrictive terms which could adversely affect our business.

Should we borrow money to implement our business plans, we would be burdened with interest payments.  A significant amount of indebtedness could increase the possibility that we may be unable to generate sufficient revenues to service the payments on indebtedness, when due, including principal, interest and other amounts.  Agreements made in connection with any borrowings may contain significant restrictions and covenants that, among other things, could limit our ability to make investments, pay dividends or make distributions to our shareholders, repurchase or redeem indebtedness, grant liens on our assets, enter into transactions with our affiliates, merge or consolidate with other entities or transfer all or substantially all of our assets, and restrict the ability of our subsidiaries to pay dividends or to make other payments to us.

Our ability to comply with any restrictions and covenants related to indebtedness in the future is uncertain and would be affected by the levels of cash flow from our operations and events or circumstances beyond our control.  Our failure to comply with any of restrictions and covenants under indebtedness financing could result in a default under those facilities, and could cause all of our existing indebtedness to be immediately due and payable. If any of our indebtedness were to be accelerated, we may not be able to repay our indebtedness or borrow sufficient funds to refinance it. Even if we were able to obtain new financing, it may not be on commercially reasonable terms or on terms that are acceptable to us.  If any of our indebtedness is in default for any reason, our business, financial condition and results of operations could be materially and adversely affected. In addition, complying with any restrictions and covenants may also cause us to take actions that are not favorable to our shareholders and may make it more difficult for us to successfully execute our business plan and compete against companies that are not subject to such restrictions and covenants.

We may have to price our products and services at low margins which could adversely affect our business and any investment in our company.

Even if we are able to compete with our competitors, we may have to price our products and services at low gross margins in order to gain market share. Competitive pricing pressures together with new or improved competing product introductions by our competitors may adversely affect the average selling price of our products and services and force us to make downward adjustments.  If we are unable to offset price decreases by increasing our sales volumes or by adjusting our product offerings, our revenues and gross margins would decline.  To grow our business we generate revenues as soon as possible and thereafter continue to develop and introduce new products, services and improvements. If we cannot maintain reasonable gross margins, our financial position may be harmed, our stock price may decline and we may fail.

We could have substantial difficulty addressing the challenges of rapid growth.

If demand for our products increases rapidly, we will need to either increase our internal production capacity or implement additional outsourcing. Success in developing and producing a limited volume of products does not guarantee that we will experience comparable success in operations conducted on a larger scale. Modifying our procedures and facilities to adjust to increased demand may delay delivery of our products.  Production efficiencies, yields and product quality may decline as our Company expands over time. If we are unable to meet the demand of our customers and deliver products quickly and cost effectively, customers may turn to our competitors. The costs and risks associated with implementing new technologies, methods and processes, including the purchase of new equipment, and any resulting delays, inefficiencies and loss of sales, could harm our results of operations.

We expect that our anticipated future growth may strain our management, administrative, operational and financial infrastructure.  Failure of our ability to reasonably manage anticipated growth could materially and adversely affect our business.

We anticipate that significant expansion of our present operations will be required to capitalize on market opportunities. This expansion is expected to place a significant strain on our management, operational and financial resources. We expect to add a substantial number of additional key personnel in the future, including key managerial employees who will have to be fully integrated into our operations. In order to manage our growth, we will be required to continue to implement and improve our operational and financial systems, to expand existing operations, to attract and retain superior management, and to train, manage and expand our employee base. We cannot assure you that we will be able to effectively manage the expansion of our operations, that our systems, procedures or controls will be adequate to support our operations or that our management will be able to successfully implement our business plan. If we are unable to manage growth effectively, our business, financial condition and results of operations could be materially and adversely affected.

Our success will depend heavily on our management.  If we fail to hire and retain qualified management and other key personnel, the implementation of our business plan will be materially and adversely affected.

Our performance is substantially dependent on the continued services and performance of our executive officers and other key personnel, and our ability to retain and motivate our officers and key employees. Our future success also depends on our ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial and marketing personnel. Competition for qualified personnel is intense, and we cannot assure you that we will be successful in attracting and retaining such personnel. The failure to attract and retain our officers or the necessary technical, managerial and marketing personnel could have a material adverse effect on our business, prospects, financial condition and results of operations.

Our dependence on management creates risks. The loss of our experienced officers and key employees could materially and adversely affect our ability to professionally manage our business.

Our plan for success is dependent, in large part, on the active participation of our executive officers. The loss of their services would materially and adversely affect our business and future success.  We do not have key-man life insurance in effect at the present time.  Should any of our key employees die or become incapacitated, we may not be able to replace them in a timely or cost effective manner which could materially and adversely harm our business, financial condition and results of operations.

We may be sued for infringing on the intellectual property rights of others.

Third parties may claim that we are infringing on their intellectual property rights.  We may violate the rights of others without our knowledge. If a litigant establishes that we are infringing its intellectual property rights, or that our intellectual property rights are invalid, we may be forced to change our products, services, or manufacturing processes, and such changes may be expensive or impractical. We may then be forced to seek royalty or license agreements from such litigant. If we are unable to agree on acceptable terms, we may be required to discontinue the sale of key products or halt other aspects of our operations. In addition, we may also be liable for significant financial damages for a violation of intellectual property rights.  Any adverse result related to violation of third party intellectual property rights could materially and adversely harm our business, financial condition and results of operations.  Even if intellectual property claims brought against us are without merit, they may result in litigation which could be costly and time consuming, and may divert our management and key personnel from operating our business.

We may be exposed to tax audits, which could be expensive for the Company and time consuming for management.

At the present time, the Company is not in compliance with its obligation to file income tax returns, however, the Company intends to remediate this non-compliance in the immediate future.  Our U.S. federal and state tax returns may be audited by the U.S. Internal Revenue Service (the “IRS”). An audit may result in the challenge and disallowance of deductions claimed by us. Further, an audit could lead to an audit of one or more of our investors and ultimately result in attempts to adjust investors’ tax returns with respect to items unrelated to us.   We are unable to guarantee the deductibility of any item that we acquire.  We will claim all deductions for federal and state income tax purposes which we reasonably believe that we are entitled to claim. In particular, we will elect to treat as an expense for tax purposes all interest, management fees, taxes and insurance. The IRS may disallow any of the various elements used in calculating our expenses, thereby reducing federal income tax benefits of an investment. To the extent that any challenge or disallowance is raised in connection with a tax return filed by an individual shareholder, the cost of any audit and/or litigation resulting there from would be born solely by the affected shareholder. In the event the IRS should disallow any of our deductions, the directors, in their sole discretion, will decide whether to contest such disallowance. No assurance can be given that in the event of such a contest the deductions would be sustained by the courts. If the disallowance of any deductions results in an underpayment of tax, investors could also be responsible for interest on the underpayments.

Securities compliance may be expensive and time consuming for our management.

Compliance with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated there under, including, the Sarbanes-Oxley Act of 2002 and related requirements will be costly and will place a significant burden on our management. At the present time, the Company has only a limited history of operating with the internal controls and procedures required of a public company. Previously, the Company’s accounting predecessor, Janex International, Inc. (the Delaware entity which later changed its name to Cono Italiano, Inc. and was acquired by the Company) was registered with the U.S. Securities and Exchange Commission.  However, on March 23, 2009, the SEC took action under Section 12(j) of the Securities Exchange Act of 1934 and revoked that entity’s registration because it was seriously delinquent in its mandatory reporting obligations. Should the Company fail to make its filings with the SEC in a timely manner, its registration could be revoked as well.

We expect to commence documenting, reviewing, and where appropriate, improving our internal controls and procedures in anticipation of being subject to Section 404 of the Sarbanes-Oxley Act of 2002, which will require management assessments of the effectiveness of our internal control over financial reporting. Management will be required to conduct an annual evaluation of our internal control over financial reporting and include a management report on our internal control over financial reporting, along with a report by our independent registered public accounting firm addressing these assessments. We cannot assure you that measures we have taken, or future measures we may take, will enable us to provide accurate and timely financial reports, particularly if we are unable to hire additional personnel in our accounting and financial department, or if we lose personnel in this area. Any failure to maintain an effective system of internal controls, or any other problems with our financial systems or internal controls, could result in delays or inaccuracies in reporting financial information or failure to comply with SEC reporting and other regulatory requirements.  Any of these situations could adversely affect our business and stock price.

Securities compliance will require the Company to spend considerable funds on legal and accounting services.  In addition, management time that might otherwise be spent on the development of the Company’s products and training of employees will need to be spent on compliance matters.

Estimates must be made in connection with the preparation of our financial reports. If changes must be made to financial reports, we could be adversely affected.

We follow accounting principles generally accepted in the United States in preparing our financial statements. As part of this work, we must make many estimates and judgments which affect the value of the assets and liabilities, contingent assets and liabilities, and revenue and expenses reported in our financial statements. We believe that our estimates and judgments are reasonable and we make them in accordance with our accounting policies based on information available at the time. However, actual results could differ from our estimates and this could require us to record adjustments to expenses or revenues that could be adversely material to our financial position and results of operations.

A significant percentage of our Common Stock is owned by a single Investor, Mitchell Brown, our Chief Executive Officer and a member of our Board of Directors, which may lead to the Company taking actions which conflict with other shareholders.

Our Chief Executive Officer, Mr. Mitchell Brown, owns 30,000,000 shares of the Company’s common stock directly, and has sole voting power and sole power of disposition over all 6,000,000 shares of the Company’s common owned by Lara Mac Inc.  Thus, as of November 12, 2009, Mr. Brown controlled the voting of approximately 58.5% of our issued and outstanding shares (as the number of shares outstanding has increased, Mr. Brown now controls the voting of approximately 44% of our issued and outstanding shares). This concentration of ownership and control could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, or could otherwise delay or prevent a change in control transaction or other business combination, which could in turn have an adverse effect on the market price of our common shares. As long as this concentration of ownership persists, it is unlikely that any other holder or group of holders of our common shares will be able to affect the way we are managed or the direction of our business. The interests of the control group of shareholders could conflict with the interests of other shareholders. In addition, we may adopt amendments to our organizational documents and applicable state law which have anti-takeover provisions that could delay or prevent a change in control of our company.

A majority of our stock is owned or controlled by three of our officers and directors, and as such, they can exert complete control over all decisions where a vote of shareholders is required.

As of November 12, 2009, 51,750,000 shares of our Company’s common stock, equal to 84.1% of our issued and outstanding shares as of such date, were owned or controlled by three individuals: (i) Mr. Mitchell Brown, our Chief Executive Officer and a member of our Board of Directors, owns 30,000,000 shares of the Company’s common stock directly, and has sole voting power and sole power of disposition over all 6,000,000 shares of the Company’s common owned by Lara Mac Inc.; (ii) Mr. Joseph Masselli, our President, Chief Operating Officer and a member of our Board of Directors, owns 15,000,000 shares of the Company’s common stock; and (iii) Mr. Steve Savage, our Secretary and a member of our Board of Directors owns 750,000 shares of the Company’s common stock (these 51,750,000 shares now represent 63.2% of the Company’s 81,880,988 issued and outstanding shares).  As a result, these three individuals will be able to control the direction the Company takes.

We will indemnify our officers and directors which could cause our capital resources to be used to defend and settle claims or legal actions against them.

Our bylaws provide that we shall indemnify any and all of our present or former directors and officers for expenses incurred in connection with the defense of any action relating to their services. Costs, charges and expenses (including attorneys' fees) incurred by such person in defending a civil or criminal proceeding shall be paid by the Company in advance upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by the Company as authorized by the bylaws, and upon satisfaction of other conditions required by current or future legislation.  To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith. These provisions may limit the ability of our stockholders to recover damages against our directors through legal proceeding or otherwise.

In addition to the indemnification provided for in the Company’s bylaws, we may enter into agreements to indemnify our directors and officers. Under these agreements, we will be obligated to indemnify our directors and officers for expenses, attorneys’ fees, judgments, fines and settlement amounts incurred by any director or officer in any action or proceeding arising out of the director’s or officer’s services as a director or officer of us, any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified individuals to serve as directors and officers.

If our food products become contaminated, we may be subject to product liability claims, product recalls and increased scrutiny by regulators, any of which could adversely affect our business.

Food products like Pizza Cones are vulnerable to contamination leading to food-related illness.  There is a risk that our products could become contaminated and then ultimately consumed by purchasers.  Purchasers who suffer, or claim to suffer, as a result of consuming our products may sue us, and such suits could be expensive and time consuming for the Company and its management.  While Cono Italiano believes that it has adequate insurance to mitigate the potential risk of losses for product liability claims, such insurance may prove to be insufficient.

A decline in the economy may lead to a decline in demand for our products.

Should the U.S. economy experience a further decline, demand for our product may not grow and may even decrease, and accordingly, our ability to generate revenues may be impaired.

Increased costs for the raw materials used to produce the Pizza Cone may reduce our profits.

The Company is unable to predict the extent to which the raw materials used to produce the Pizza Cone may increase in the future.  Significant cost increase may substantially reduce our profits.

A material disruption at our processing plant could seriously harm our financial condition and operating results.

In the event that the processing plant at which our products are made was to be damaged due to natural disaster or disrupted by labor disputes, the Company could experience difficulties in finding an alternative production location.  Such difficulty and delay could impact the profitability of the Company.

The failure of Pino Gelato, Inc. to effectively sell our products could reduce that portion of our sales and profits attributable to retail sales.

The Company will be reliant on Pino Gelato, Inc. and its management in the near future for the sale of its product to retail outlets.  Should Pino Gelato, Inc. fail to accomplish its goals, the Company will be adversely impacted.

The Company’s sole focus is on the sale of cones.  Should there be a lack of demand for the cones we sell, we will not be able to rely on alternative products for revenue.

The Company’s product is a cone can be marketed as an empty vessel and filled with fresh ingredients.  There are currently over 100 recipes that can be used in the cones.  However, should there be a lack of demand for cones in general, the Company will not receive revenues from other product lines.

Risks Related To Investing In Our Common Shares

You may have difficulty selling our common shares and may therefore lose all or a significant portion of your investment.

Our common shares trades on the OTC Bulletin Board.  The stock price may be volatile. The market price of our common shares may be subject to wide fluctuations in response to several factors including the following:

•	Our ability to execute our business plan and significantly grow our business;
•	Increased competition from competitors who offer competing services; and
•	Our financial condition and results of operations.

As a result, our shareholders may find it more difficult to obtain accurate quotations concerning the market value of the stock. Shareholders also may experience greater difficulties in attempting to sell our common shares than if they were listed on a self-regulated national stock exchange.

We may need to raise additional capital. If we are unable to raise additional capital, our business may fail.

We may need to raise additional capital to provide cash for our operations. The fact that we have generated only $3,473 in sales during the three months ended September 30, 2009 (unaudited) and $8,527 in sales during the nine months ended September 30, 2009 (unaudited) may deter potential investors from providing financing.  Uncertainty regarding our ability to generate revenues may make it difficult for us to find financing on acceptable terms.  If we are unable to obtain adequate funding, we may not be able to successfully develop and market our products and our business may fail.  To secure additional financing, we may need to borrow money or sell more securities.  Under the current circumstances, we may be unable to secure additional financing on favorable terms, if available at all.

We do not currently intend to pay dividends on our common stock and, consequently, the ability to achieve a return on your investment in our common stock will depend on appreciation in the price of our common stock.  If our common stock does not appreciate in value, investors could suffer losses in their investment in our common stock.

We do not expect to pay cash dividends on our common stock. Any future dividend payments are within the absolute discretion of our Board of Directors and will depend on, among other things, our results of operations, working capital requirements, capital expenditure requirements, financial condition, contractual restrictions, business opportunities, anticipated cash needs, provisions of applicable law and other factors that our Board of Directors may deem relevant. We may not generate sufficient cash from operations in the future to pay dividends on our common stock.  As a result, the success of your investment in our common stock will depend on future appreciation in its value.  The price of our common stock may not appreciate in value or even maintain the price at which you purchased our shares.  If our common stock does not appreciate in value, investors could suffer losses in their investment in our common stock.

Because the market for our common shares is limited, investors may not be able to resell their common shares.  Investors should therefore assume that any investment in our company will be illiquid for the foreseeable future.

Our common shares trade on the Over-the-Counter-Bulletin-Board quotation system. Trading in our shares has historically been subject to very low volumes and wide disparity in pricing. Investors may not be able to sell or trade their common shares because of thin volume and volatile pricing with the consequence that they may have to hold your shares for an indefinite period of time.

There are legal restrictions on the resale of the common shares offered, including penny stock regulations under the U.S. Federal Securities Laws.  These restrictions may adversely affect your ability to resell your stock.

We anticipate that our common stock will continue to be subject to the penny stock rules under the Securities Exchange Act of 1934, as amended. These rules regulate broker/dealer practices for transactions in "penny stocks." Penny stocks are generally equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our shares. These additional penny stock disclosure requirements are burdensome and may reduce all of the trading activity in the market for our common stock. As long as the common stock is subject to the penny stock rules, our shareholders may find it more difficult to sell their shares.

Our future sales of our common shares could cause our stock price to decline.

There is no contractual restriction on our ability to issue additional shares. We cannot predict the effect, if any, that market sales of our common shares or the availability of shares for sale will have on the market price prevailing from time to time. Sales by us of our common shares in the public market, or the perception that our sales may occur, could cause the trading price of our stock to decrease or to be lower than it might be in the absence of those sales or perceptions.

You may experience dilution of your ownership interests due to the future issuance of additional shares of our common stock which could be materially adverse to the value of our common stock.

Following the issuance of 61,286,428 shares and the cancellation of 242,557 shares, the Company had 61,528,987 shares issued and outstanding (subsequent to the events reported in this Report, the Company issued additional shares and we currently have 81,880,988 shares of our common stock issued and outstanding).  We are authorized to issue up to 100,000,000 shares of common stock. Our Board of Directors may authorize the issuance of additional common or preferred shares under applicable state law without shareholder approval.  We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with the hiring of personnel, future acquisitions, future private placements of our securities for capital raising purposes or for other business purposes. Future sales of substantial amounts of our common stock, or the perception that sales could occur, could have a material adverse effect on the price of our common stock.  If we need to raise additional capital to expand or continue operations, it may be necessary for us to issue additional equity or convertible debt securities.  If we issue equity or convertible debt securities, the net tangible book value per share may decrease, the percentage ownership of our current stockholders may be diluted and such equity securities may have rights, preferences or privileges senior or more advantageous to our common stockholders.

Grants of stock options and other rights to our employees may dilute your stock ownership.

We plan to attract and retain employees in part by offering stock options and other purchase rights for a significant number of common shares. We have granted stock options to certain officers and directors.  The issuance of common shares pursuant to these options, and options issued in the future, will have the effect of reducing the percentage of ownership in us of our then existing shareholders.

The market price of our common stock may be volatile which could adversely affect the value of your investment in our common stock.

The trading price of our common stock may be highly volatile and could be subject to wide fluctuations in response to various factors. Some of the factors that may cause the market price of our common stock to fluctuate include:

•	fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in estimates of our financial results or recommendations by securities analysts;

•	failure of any of our products to achieve or maintain market acceptance;

•	changes in market valuations of similar companies;

•	significant products, contracts, acquisitions or strategic alliances of our competitors;

•	Success of competing products or services;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•	regulatory developments;

•	litigation involving our company, our general industry or both;

•	additions or departures of key personnel;

•	investors’ general perception of us; and

•	changes in general economic, industry and market conditions.

Absence of equity research reports or unfavorable reports could adversely affect the price of our stock.

The trading market for our common shares will rely in part on the research and reports that equity research analysts publish about us and the industry segments in which we operate. The public price of our publicly traded common shares could decline if one or more securities analysts downgrades investment in our common shares or if those analysts issue other unfavorable commentary about our industry or other major participants in our industry, or if they decline to publish reports about us.  At the current time there are no analysts providing coverage of the Company’s securities.

Item 2.	Financial Information

Selected Financial Data

Pursuant to permissive authority under Regulation S-K, Rule 301, we have omitted selected financial data.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of the financial condition and results of operations of the Company should be read in conjunction with the financial statements and the related notes thereto included elsewhere in this Report. This Report contains certain forward-looking statements and the Company's future operating results could differ materially from those discussed herein. Certain statements contained in this Report, including, without limitation, statements containing the words "believes", "anticipates," "expects" and the like, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, as the Company intends to issue “penny stock,” as such term is defined in Rule 3a51-1 promulgated under the Exchange Act, the Company is ineligible to rely on these safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions of the forward-looking statements contained or incorporated by reference herein to reflect future events or developments.

Introduction

The Company was incorporated in the State of Nevada on September 9, 2004 as Arch Management Services Inc. A change of control of the Company occurred on June 5, 2006 and the Company changed its name from “Arch Management Services Inc.” to “Tiger Ethanol International Inc.” on November 24, 2006.  On February 11, 2008 the Company changed its name to “Tiger Renewable Energy Ltd.” Another change of control of the Company occurred on June 4, 2009.  On August 10, 2009, the Company changed its name to “Cono Italiano, Inc.” and its symbol changed to CNOZ.

Our principal business address is 10 Main Street, Keyport, NJ 07735 and our telephone number is 877-330-2666.

Our Business

We are a development stage company.  The Company was previously involved in the production of ethanol from agricultural products.  The Company’s board of directors determined that it was in our best interest to initiate a complete and total withdrawal from the ethanol business as of January 31, 2009.  The Company subsequently began seeking new business opportunities.

We recently indentified Cono Italiano (Delaware) as a business venture that would be suitable for future operation.  On November 12, 2009, we entered into agreement with the shareholders of Cono Italiano pursuant to which we acquired all of the issued and outstanding shares of the Cono Italiano (Delaware) and we will now operate Cono Italiano as a wholly-owned subsidiary of our Company.

Cono Italiano (Delaware)

In March 2006 Cono Italiano LLC, a New Jersey limited liability company, entered into an agreement with Kono Italia S.R. L., an Italian company doing business as “Pizza Hands.”  Kono Italia S.R.L owns the designs, recipes and technology for the “Pizza Cono,” a food product for quick service restaurants consisting of a cone shaped pizza dough.  Cono Italiano (Delaware) (as the successor to Cono Italiano, LLC) holds a distribution agreement for North America from Kono Pizza in Italy.  This distribution agreement grants the licensee an exclusive license to exploit this product in the United States, Canada and Mexico for a twenty-five (25) year term.  The product is patented in the United States and Europe as is the cone production machine which is proprietary.  In 2007 Cono Italiano, LLC introduced the product into the North American market by building an alliance with Center Plate, a food service provider to stadiums and arenas throughout North America.

Cono Italiano (Delaware) was formed through the merger of Cono Italiano LLC, a New Jersey limited liability company, and Janex International, Inc., a Delaware corporation, in January, 2008.  Cono Italiano (Delaware) was formed as Janex International, Inc. on July 6, 2007 in the State of Delaware.   On January 8, 2008 Janex International Inc. changed its name to Cono Italiano, Inc.  Cono Italiano, LLC (Cono, LLC) was formed on June 27, 2007 as a limited liability company in the State of New Jersey.   Cono, LLC had no operations and its primary assets were the license rights to manufacture, market, and distribute “pizza cono”, a unique pizza style food product.  In March 2007, the license rights held by the individual founders of Cono, LLC was sold to The Total Luxury Group (“TLG”), an unrelated entity.  Subsequently, on January 8, 2008 the license rights were transferred to Mitchell Brown, our Company’s Chief Executive Officer, for the total consideration of $312,000.  The transfer of Cono, LLC (which includes the license rights) was effected in settlement of an obligation due to Mitchell Brown by TLG.  On January 14, 2008, Cono, LLC was sold to Cono Italiano (Delaware) for the total consideration of $426,000.  In exchange for the 100% interest in Cono, LLC, the sole member of the LLC received 6,000,000 shares of Cono Italiano (Delaware) valued at $114,700 and was issued a promissory note for $312,000.  Mitchell Brown is also a principal stockholder in the Company.

Cono Italiano (Delaware) is licensed to distribute a food product called the “Pizza Cono.”  The Pizza Cone is designed to be a drip free, spill free cone-shaped pizza made of a proprietary dough and filled with freshly selected ingredients.  The Company intends that the Pizza Cone will be distributed through the fast food market (the fast food market is generally defined as restaurants selling food and drinks for immediate consumption either on the premises in designated eating areas, or for consumption elsewhere).  The Pizza Cone will be distributed to quick-service restaurants, takeaways, mobile and street vendors, and leisure locations.  These establishments include typical fast food chains, supermarkets, convenience stores, entertainment facilities and sports arenas.

On July 9, 2008, Cono Italiano (Delaware) entered into a distribution and licensing agreement (the “Distribution Agreement”) with Pino Gelato, Inc., a South Carolina corporation presently involved in retail sales of Italian gelato and sales of franchises for the sale of gelato.  Under the terms of the Distribution Agreement, we have granted to Pino Gelato, Inc. the rights in the United States, Canada and Mexico to sell and distribute our products through retail channels.  The initial term of the Distribution Agreement is for ten (10) years and shall be automatically renewed for additional ten (10) year terms if neither party is in material breach of the Distribution Agreement at the expiration date of each ten (10) year term.  The Distribution Agreement includes the right to market Pizza Cones and establish Pizza Cone and Pino Gelato Cafes.  Cono Italiano (Delaware) has received $100,000 in cash in consideration for such Distribution Agreement.  There have been five retail channels established to date for a licensing fee of $25,000.  Product has been sold to various distributors throughout the country for distribution.

As part of Cono Italiano (Delaware)’s marketing strategy, Cono Italiano (Delaware) paid $8,500 in September of 2008 to develop retail packaging and conducted a photo shoot for the product in October of 2008 at a cost of $1,500.

There have been five licenses sold to date and there are currently five such cafes in operation, located in South Carolina, Tennessee, Pittsburgh and Ohio.  These cafes are presently selling the Pizza Cone product.

In July of 2008, the Company’s Chief Executive Officer, Mitchell Brown and Ramona Fantini of Pino Gelato formed a manufacturing entity, Edesia Emprise, LLC, to produce and manufacturer the "Cones" in Indianapolis Indiana.  Mitchell Brown transferred his ownership interests in Edesia Emprise, LLC to his father, Gene Brown, later that month. Taylor's Bakery was contracted as a third party manufacturer for this project in January of 2009, and in March of 2009, Dough Bros., Inc., an entity established by Taylor’s Bakery, entered into an agreement with Edesia Emprise, LLC and Cono Italiano (Delaware).

Since March of 2009, Cono Italiano (Delaware)’s marketing and distribution efforts have also included giving free samples of its product away at the Indianapolis Speedway, presenting the product to potential distributors at a trade show, and selling the product at an Italian festival in Indianapolis.

In the first quarter of 2009, a production facility was established in Indianapolis, Indiana by Taylor’s Bakery with proprietary baking equipment purchased from Italy.  Cono Italiano (Delaware) has been working together with the TurboChef Brand of ovens to develop cooking settings to bake the Cono Italiano product in retail distribution settings.  Major food establishments including Subway, Dunkin Donuts, and Quick Chek currently use TurboChef Brand ovens to cook frozen products in their establishments.  Cono Italiano (Delaware) shipped its initial orders for products in the second quarter of 2009.  Cono Italiano (Delaware) buys and resells the TurboChef Brand ovens as needed.  An alternative supplier, Amana, makes similar ovens at similar prices which the management of Cono Italiano (Delaware) believes it can rely upon if there is any disruption in supply of ovens from TurboChef Brand.

On October 22, 2009, Dough Bros., Inc., John Allen, Drew Allen, Matt Allen, Edesia Emprise, LLC, Cono Italiano (Delaware), Mitchell Brown, John Jacobs and Ramona Fantini entered into an agreement to terminate the relationship between Cono Italiano (Delaware), Edesia Emprise, LLC and Dough Bros., Inc.

On November 11, 2009, Cono Italiano (Delaware) and Edesia Emprise, LLC entered into a Master Manufacturing Agreement.  Pursuant to this Master Manufacturing Agreement, Edesia Emprise, LLC will produce the Company’s Pizza Cono product.  Cono Italiano (Delaware) has agreed to pay Edesia Emprise, LLC the costs of production plus fifteen percent (15%).  This Master Manufacturing Agreement has a five (5) year term and will automatically renew unless cancelled by one of the parties pursuant to its terms.  This Master Manufacturing Agreement is exclusive within the United States.  Edesia Emprise, LLC may either produce this product directly or through a subcontractor. Edesia Emprise, LLC has advised Cono Italiano (Delaware) that it intends to enter into its first subcontract agreement shortly.

Financial Information in this Report

The acquisition of Cono Italiano (Delaware) by our Company is for accounting purposes treated as a reverse acquisition where Cono Italiano (Delaware) is the accounting survivor.  As such, all financial information discussed and presented herein is the historical and current information pertaining only to Cono Italiano (Delaware) except as otherwise indicated.  The financial statements and notes included as part of this Report pertain only to Cono Italiano (Delaware) as the accounting survivor and disregard the historical financial statements filed by our Company prior to the acquisition of Cono Italiano (Delaware).

Revenues

In the three month period ended September 30, 2009, Cono Italiano (Delaware) had total sales of $3,473.  During the nine month period ended September 30, 2009, Cono Italiano (Delaware) had total sales of $8,527.  For both the three and nine months ended September 30, 2008, Cono Italiano (Delaware) had total sales of $3,810.  Total sales were $11,285 for the year ended December 31, 2008; there were no sales in the year ended December 31, 2007.  During the period from inception through December 31, 2008, the Company’s total sales were $11,285.  From the period of inception through September 30, 2009, the Company has had total sales of $19,812.

Financial Condition, Liquidity and Capital Resources

Through September 30, 2009, Cono Italiano (Delaware) has accrued total liabilities of $979,771 in the course of developing its operations.  The Company’s expenditures are expected to increase as the Company expands its operations, expends additional funds on marketing, administration and new staff, and commences the payment of salaries to existing officers and directors (although the Company’s officers and directors have agreed that they will not receive any salary through December 31, 2010).  Total liabilities increased from $170,569 on December 31, 2007 to $831,838 on December 31, 2008, and then to $979,771 at September 30, 2009.

The total assets of Cono Italiano (Delaware) decreased from $285,279 on December 31, 2007 to $240,497 on December 31, 2008, and then increased to $372,304 at September 30, 2009.  The Company’s largest asset as of September 30, 2009 was the value of its licensing rights, net of accumulated amortization, which was assed as being worth $138,628.

As of September 30, 2009, Cono Italiano (Delaware) had $52,752 in cash on hand, as compared to $724 on hand as of December 31, 2008.  The main source of this cash was loans from an officer; our Chief Executive Officer, Mitchell Brown, was owed $660,150 as of September 30, 2009, which total loan amount had increased from $568,828 at December 31, 2008.

Total expenses for the nine month period ended September 30, 2009 were $119,739.  This included, in part, depreciation expense of $10,940, an interest expense of $11,238, amortization expense of $4,874 and stock for services expense of $3,269 (this expense represents various services rendered, including marketing and graphics consulting fees).  Total expenses were $935,412 for the year ended December 31, 2008 and $50,290 for the year ended December 31, 2007.  During the period from inception through December 31, 2008, the Company’s total expenses were $985,702.  During the period from inception through September 30, 2009, the Company’s total expenses have been $1,105,441.

The Company’s management believes that Cono Italiano will need additional capital to conduct business, grow and expand the Company.  The terms and condition of any which we may receive financing could have a material adverse affect on our business, results of operations, liquidity and financial condition.

On November 9, 2009, Cono Italiano (Delaware) entered into a Commitment Letter, pursuant to which, one of our shareholders, Lara Mac has agreed to provide financing to Cono Italiano, Inc., with such funds as the Company’s Board of Directors shall deem to be sufficient to maintain the Company’s ordinary course of business operations (the “Commitment Amount”).  We may draw on the Commitment Amount in monthly tranches in accordance with our operating requirements as set forth in our business plan. The available Commitment Amount will be reduced by the aggregate cash proceeds received by the Company which are derived from the issuance of any equity securities and Company gross revenues. Draws on the Commitment Amount will be made on terms of unsecured notes, with interest set on each note as of the date of the draw at prime rate plus two percent per annum. The notes will mature and become repayable thirty calendar days after demand at any time following the earlier of (a) December 31, 2010 or (b) the date upon which we are in receipt of revenues or proceeds from the sales of equity securities. We will give Lara Mac customary representations and warranties regarding the good standing of our Company and status of progress in respect of our Company business plan prior to each draw on the Commitment Amount, and we will provide certifications and covenants regarding use of proceeds of each draw, which will be in customary forms reasonably requested by Lara Mac as determined by reference to similar lenders making similar loans to similar companies. Lara Mac will not be required to make any loans under the Commitment Amount to us if we are unable to make the representations, warranties, certifications or covenants, or if we are in breach of any previously given representations, warranties, certifications or covenants. If we breach any of the notes, the default rate will be 15% per annum and Lara Mac may seek recourse against our company for repayment of all of the notes.

The independent auditor's reports of EFP Rotenberg LLP for the periods ended September 30, 2009 and December 31, 2008 contained "going concern" qualifications, noting that there was an accumulated deficit of $980,085 at December 31, 2008 and $1,094,480 at September 30, 2009.  Cono Italiano (Delaware)’s auditors expressed the opinion that such entity’s continued existence is dependent upon its ability to raise capital.  The financial statements do not include any adjustments that might be necessary should Cono Italiano (Delaware) be unable to continue as a going concern.

Off Balance Sheet Arrangements

The Company does not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Item 3.	Properties

The Company does not own any real estate. The Company does not plan on investing in real estate in the near future. The Company is currently utilizing office space located in Keyport , New Jersey.  The Company does not currently pay rent. The Company’s Chief Executive Officer has been paying the rent, phone and utilities for the prior years for Cono Italiano.  On November 9, 2009, Cono Italiano (Delaware) entered into a Commitment Letter, pursuant to which one of our shareholders, Lara Mac has agreed to provide financing to Cono Italiano, Inc., with such funds as the Company’s Board of Directors shall deem to be sufficient to maintain the Company’s ordinary course of business operations.  These funds will be used to pay the costs of maintaining the Company’s offices.  The Company’s corporate offices are located in New Jersey.  All production facilities related to the Company’s business are owned or rented by third party contractors to the Company.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the close of business on November 12, 2009, the total number of shares owned beneficially by the Company’s directors, officers and key employees, and any person (including any group) who is known to the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities.  Except as otherwise indicated below, each person named has sole voting and investment power with respect to the shares indicated. The percentage of ownership set forth below reflects each holder's ownership interest in the 61,528,987 shares of the Company's common stock deemed to be outstanding as of November 12, 2009.  The number of shares set forth below reflect both our August 10, 2009 one for sixty stock split, and our share exchange which was entered into as of November 12, 2009.  Subsequent to the events reported in this Report, the Company issued additional shares and we currently have 81,880,988 shares of our common stock issued and outstanding.

Amount and Nature of
Beneficial Ownership

Name and Address of Beneficial Owner	Shares	Options/ Warrants (1)	Total (1)	Percentage of Shares Outstanding (1)
Five Percent Stockholders
Mitchell Brown (2)	36,000,000	0	36,000,000	58.5%
Joseph H. Masselli	15,000,000	0	15,000,000	24.4%
Executive Officers and Directors
Mitchell Brown, Chief Executive Officer and Director (2)	36,000,000	0	36,000,000	58.5%
Joseph Masselli, President, Chief Operating Officer and Director	15,000,000	0	15,000,000	24.4%
Alex J. Kaminski, Chief Financial Officer, Treasurer and Director	0	0	0	0%
Steve Savage, Secretary and Director	750,000	0	750,000	1.2%
Scott Smith, Director	0	0	0	0%
All officers and directors as group (5 persons)	51,750,000	0	51,750,000	84.1%
* Less than 1%.

The mailing address for each of the officers and directors is Cono Italiano, Inc., 10 Main Street, Keyport, NJ 07735.

(1)   Includes options and warrants exercisable as of the date hereof or within 60 days hereafter. The Company is unaware of any pledges of any shares, options or warrants by any of the individuals or entities listed above.  The Company intends to make option grants to certain officers and directors within the foreseeable future, however, no options or agreements pertaining to options have been granted or entered into by the Company or such officers and directors as of the date hereof.

(2)  Our Chief Executive Officer Mr. Mitchell Brown has sole voting power and sole power of disposition over all 6,000,000 shares of Company common owned by Lara Mac Inc. (in addition to 30,000,000 shares owned by Mr. Brown directly), and as such all such shares are therefore deemed to be beneficially owned by Mr. Brown.

Potential Changes in Control

To the knowledge of management, there are no present arrangements or pledges of securities of the Company which may result in a change in control of the Company.

Changes in Control

On June 4, 2009, an Affiliate Stock Purchase Agreement (the “Stock Purchase Agreement”) was entered into by and between Gallant Energy International Inc. (“Gallant”), the owner of 5,000,000 shares of the Company’s common stock and Lara Mac Inc. (“Lara Mac”), an entity controlled by Mitchell Brown (who is now the Chief Executive Officer of the Company and a member of the Company’s Board of Directors).  Pursuant to the Stock Purchase Agreement, Gallant sold all of its 5,000,000 shares of the Company’s common stock to Lara Mac.

The Gallant transaction with Lara Mac resulted in a change in control of the largest voting block of the Company effective as of June 4, 2009.  The compensation which Gallant received from Lara Mac consisted of Lara Mac’s agreement to assure the payment of certain obligations of the Company in the amount of $162,139 which shall be paid by the Company in due course.  The Company is not a party to the Stock Purchase Agreement.  The address of Lara Mac is 10 Main Street, Keyport, NJ 07735.

In addition, on June 22, 2009, the Company and Lara Mac entered into a Management Services Agreement.  In exchange for the provision of services as set forth therein, Lara Mac received 9,553,377 shares of the Company’s common stock. On November 6, 2009, as additional inducement to the shareholders of Cono Italiano (Delaware) to enter into the Share Exchange Agreements, Lara Mac Inc. agreed to the termination of the Management Services Agreement with Cono Italian (Nevada) and cancellation of all Cono Italian (Nevada) shares previously issued to Lara Mac under the Management Services Agreement (242,557 shares of the Company’s common stock as adjusted for the one-for-sixty reverse stock split).

After giving effect to the Share Exchange, Mitchell Brown, both as an individual and through his control of Lara Mac, controls 36,000,000 shares of the Company’s common stock.  These shares constituted 58.5% of the Company’s 61,528,987 issued and outstanding shares as of November 12, 2009.  Subsequent to the events reported in this Report, the Company issued additional shares and we currently have 81,880,988 shares of our common stock issued and outstanding.  Mr. Brown controls 44% of these 81,880,988 shares.

In connection with the change in control, the Company’s Board of Directors intends to explore new business operations and has chosen “Cono Italiano, Inc.” as a new name to reflect such operations.

Adverse Interests

The Company is not aware of any material proceeding to which any director, officer, or affiliate of the Company, or any owner of record or beneficially of more than five percent of any class of the Company’s voting securities, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

Item 5.	Directors and Executive Officers

Directors, Executive Officers, Promoters and Control Persons

The following table presents information with respect to our officers, directors and significant employees as of November 12, 2009:

Name	Age	Position
Mitchell Brown	45	Chief Executive Officer and Director
Joseph Masselli	45	President, Chief Operating Officer and Director
Alex J. Kaminski	44	Chief Financial Officer, Treasurer and Director
Steve Savage	52	Secretary and Director
Scott Smith	42	Director

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.

Biographical Information Regarding Officers and Directors

Mitchell Brown, Chief Executive Officer and Director

Mr. Brown was appointed Chief Executive Officer on June 4, 2009 and commenced serving as a director on June 19, 2009.  From 2004 through 2007, Mr. Brown served as the President of Discount Direct, a marketing company which served various cell phone providers.  From 2007 through the date hereof, Mr. Brown has served as the Chairman and Chief Executive Officer of Cono Italiano, Inc., a company which has acquired the North American rights to sell certain food products.

Joseph Masselli, President, Chief Operating Officer and Director

Mr. Masselli was appointed President and Chief Operating Officer on June 4, 2009 and commenced serving as a director on June 19, 2009.  From 2004 through 2008, Mr. Masselli was the Owner-General Managing Partner of a restaurant/club.  Since 2008, Mr. Masselli has been employed by Cono Italiano, Inc., where he leads the Marketing and Public Relations efforts to establish Cono Italiano’s brand.

Alex J. Kaminski, Chief Financial Officer, Treasurer and Director

Mr. Kaminski was appointed Treasurer of the Company on June 4, 2009.  He commenced serving as Chief Financial Officer on June 22, 2009 and Director on June 19, 2009.  Mr. Kaminski is a Certified Public Accountant.  Since 1989, he has had his own practice.  From 2002 to 2008 he served as the Chief Financial Officer and President of Basik Funding Inc.  Since 2005, he has also served as the President of Homestead Funding Group Inc.

Steve Savage, Secretary and Director

Mr. Savage commenced serving as Secretary and Director on June 19, 2009.  For the past 5 years Mr. Savage has served as President and owner of Ocean Consultants Inc. a Real Estate Investment company. The purpose of the business was to locate, purchase, remodel and market various residential properties.

Scott Smith, Director

Mr. Smith commenced serving as a director on June 19, 2009.  Since 1997, Mr. Smith has served as the owner and manufacturer’s representative for S.J. Smith Distributors Inc.  Since 2002, Mr. Smith has served as the Corporate Sales Manager for Ray Catena Motor Car in Edison, NJ.

Family Relationships

None of the Company’s officers or directors have any family relationships with the Company’s other officers or directors or persons nominated or chosen by the Company to become officers or directors.

Involvement in Certain Legal Proceedings

During the past five years no director, person nominated to become a director, executive officer, promoter or control person of the Company has: (i) had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or (iv) been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Item 6.	Executive Compensation

Executive Compensation

The following table sets forth compensation for each of the past three fiscal years with respect to each person who served as Chief Executive Officer of the Company and each of the four most highly-compensated executive officers of the Company who earned a total annual salary and bonuses that exceeded $100,000 in any of the three preceding fiscal years.

Summary Compensation Table

Name and Principal Position	Year (1)(2)	Salary ($)	Stock Awards ($)	Total

Mitchell Brown, Chief Executive	2009	0	0	0
Officer and Director (3)	2008	0	280,000	280,000
	2007	0	0	0

Joseph Masselli, President, Chief	2009	0	0	0
Operating Officer and Director (3)	2008	0	40,000	40,000
	2007	0	0	0

Alex J. Kaminski, Chief Financial	2009	0	0	0
Officer, Treasurer and Director (3)	2008	0	0	0
	2007	0	0	0

Steve Savage, Secretary and Director (3)	2009	0	0	0
	2008	0	20,000	20,000
	2007	0	0	0

Officers serving the Company prior to the acquisition of Cono Italiano (Delaware):

James Pak Chiu Leung former CEO, former President, former Director (4)	2009	70,000	0	70,000
	2008	131,000	0	131,000

Robert G. Clarke, former CEO(5)	2009	0	0	0

Michel St-Pierre, former CFO (6)	2009	116,694	0	116,694
	2008	109,359	0	109,359

(1)	No officers earned over $100,000 in any of the three preceding fiscal years, other than as set forth above.
(2)
The Company’s fiscal year previously ended on January 31st. The Company changed its fiscal year-end from November 30, 2006 to January 31, 2007, and on November 12, 2009 the Company changed its fiscal year end to December 31st.  The 2009 and 2008 fiscal years for Mr. Leung, Mr. Clarke and Mr. St-Pierre refer to the fiscal years ended January 31, 2009 and January 31, 2008.

(3)	To date, each of Mitchell Brown, Joseph Masselli, Alex J. Kaminski and Steve Savage have not been paid cash compensation by either the Company or Cono Italiano (Delaware).
(4)
Mr. Leung was granted stock options to purchase 70,000 shares. The Company valued these options using the Black-Scholes option -pricing valuation model. The model uses market sourced inputs such as interest rates, stock prices, and option volatilities, the selection of which requires Company management’s judgment, and which may impact the value of the options. The assumptions used in the Black-Scholes valuation model were: a risk-free interest rate of 4.6% and 4.7%; the current stock price at date of issuance of $0.03 and $2.00 per share; the exercise price of the options of $0.05 and $2.00 per share; the term of 5 years; volatility of 157% and 160%.  The stock options granted to Mr. Leung have vested as follows: 60,000 were granted on October 5, 2006 and vested immediately, 5,000 were granted on November 6, 2006, and vested on that date, and 5,000 were granted on November 6, 2006 and vested on November 6, 2007.

(5)	Mr. Clarke was appointed as the Company’s President and CEO on September 12, 2008; he resigned from these positions on June 4, 2009.

(6)	Mr. St-Pierre served as the Chief Financial Officer of the Company from January 9, 2007 until June 22, 2009.

None of the officers earned any bonus, restricted stock awards, LTIP Payouts or any other annual or long term compensation other than the stock awards paid to each of Mr. Brown, Mr. Masselli and Mr. Savage by Cono Italiano (Delaware).

Outstanding Equity Awards at Fiscal Year-End (1)

As of the end of our most recent fiscal year, December 31, 2009, Mitchell Brown, our Chief Executive Officer and Director, Joseph Masselli, our President, Chief Operating Officer and Director, Alex J. Kaminski, our Chief Financial Officer, Treasurer and Director and Steve Savage, our Secretary and Director have not been issued any options in the Company to date.

The following table provides the information regarding outstanding options owned by the named executive officers and directors as of the end of our prior fiscal year on January 31, 2009.  We have never granted any stock appreciation rights.  The shares set forth below do not reflect our August 10, 2009 one for sixty stock split.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date

James Pak Chiu Leung, Former CEO, Former President and Former Director (1)(2)	5,000	0	2.00	November 6, 2012
	5,000	0	2.00	November 6, 2011
Claude Pellerin, Former Secretary and Former Director (1)(3)	5,000	0	2.00	November 6, 2012
	5,000	0	2.00	November 6, 2011

(1) The Company’s fiscal year ended January 31st.  On November 12, 2009, the Company changed its fiscal year end to December 31st.
(2) Mr. Leung served as the Chief Executive Officer, President and Director of the Company from June 5, 2006 to September 9, 2008.
(3) Mr. Pellerin resigned as the Company’s secretary on June 19, 2009.

Director Compensation

The persons who served as members of our board of directors, including executive officers, did not receive any compensation for services as a director in either the fiscal year ended December 31, 2009 or the fiscal year ended January 31, 2009.

The Company has employment agreements with each of Mitchell Brown, Joseph Masselli, Alex Kaminski and Steve Savage.  These directors will not be separately compensated for their service as directors, as they are also serving as officers of the Company.  The Company does not have an employment or other compensation agreement with Scott Smith, who was compensated according to the schedule above.  Mr. Smith, who will be serving only as a director and not as an officer will be paid a fee of $18,000 per annum, which will be deferred for the first year of service to the Company.

Employment Contracts

As of the end of our prior fiscal year on January 31, 2009 the Company did not have any employment contracts with any officer, director or other employees.  On December 30, 2009, the Company entered into employment agreements with each of the officers serving the Company.  The employment agreements contained the following material provisions: (i) two-year terms with automatic renewal provisions unless notice is given by either party 30 days prior to renewal; (ii) commitment of a substantial portion of their professional time to the Company, consisting of 75% of their time for Mitchell Brown and 60% of their time for each of Joseph Masselli, Alex Kaminski and Steve Savage; and (iii) and additional customary employment agreement terms and conditions.  The officers have agreed that they will not receive any compensation for their services to the Company prior to January 1, 2012.  The compensation of the officers has been set as follows:

Officer	Annual Salary
Mitchell Brown, Chief Executive Officer	$125,000
Joseph Masselli, President and Chief Operating Officer	$75,000
Alex Kaminski, Chief Financial Officer and Treasurer	$50,000
Steve Savage, Secretary	$50,000

It has been agreed by the Company, Mr. Scott Smith (a director of the Company) and Mr. Alex Kaminski (the Chief Financial Officer and Treasurer of the Company) that pursuant to separate stock option agreements, Mr. Smith will be granted options to purchase 2,000,000 shares of the Company’s common stock at $.01 per share and Mr. Kaminski will be granted options to purchase 1,500,000 shares of the Company’s common stock at $.01 per share.  These options will vest in one year and will expire in three years.

Equity Incentive Plan

On October 5, 2006, the Company’s Board of Directors adopted the Company’s 2006 Equity Incentive Plan, which authorizes the Company to issue options for the purchase of up to 2,000,000 shares of the Company’s common stock, pursuant to the terms and conditions set forth therein. The Equity Incentive Plan authorizes the issuance of incentive stock options (ISO) and non-qualified stock options (NQOs) to our employees, directors or consultants.

During the year ended November 30, 2006, the Company issued 517,500 stock options to officers and directors of the Company with an average exercise price of $0.30 per share. Of the stock options issued, 450,000 were vested on October 5, 2006, 33,750 were vested on November 1, 2006 and the balance vested on November 1, 2007.  Following the resignation of one of our directors in January 2007, 70,000 such options were cancelled. During the month of August, 2007, the Company issued 50,000 stock options to officers and directors of the Company with an average exercise price of $2.86 per share. Of the stock options issued, 50,000 vested on August 1, 2007.  No options were exercised during the years ended January 31, 2009 or December 31, 2009.  As of January 31, 2009 we had three directors and officers eligible to receive options under the Equity Incentive Plan.  Options to buy 277,500 shares of common stock were outstanding under the Equity Incentive Plan and 1,722,500 shares remained available for grants under this plan.

2006 Equity Plan Administration

The compensation committee is empowered to select those eligible persons to whom options shall be granted under the 2006 Equity Incentive Plan; to determine the time or times at which each option shall be granted, whether options will be ISOs or NQOs and the number of shares to be subject to each option; and to fix the time and manner in which each option may be exercised, including the exercise price and option period, and other terms and conditions of options, all subject to the terms and conditions of the 2006 Equity Incentive Plan.  The compensation committee has sole discretion to interpret and administer the Plan, and its decisions regarding the Plan are final.

 2006 Equity Plan Option Pricing

Each grant shall specify an option price per share, which shall be equal to or greater than the fair market value per share on the grant date; provided that in the case of any incentive stock option granted to a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any subsidiary, the option price shall not be less than 110% of the fair market value of a share on the date of grant.

2006 Equity Plan Amendment and Termination

The Plan may be amended from time to time by the Board, but no such amendment shall increase any of the limitations concerning the shares or options available under the Plan, other than to reflect an adjustment made in accordance with Section 14 of the Plan (i.e. dilution, enlargement of the rights of participants in the Plan), change the class of persons eligible to receive grants of awards or the types of awards available under the Plan and increase the benefits to participants under the Plan, in any such case without the further approval of the stockholders of the Company.  The Board will also condition any amendment on the approval of the stockholders of the Company if such approval is necessary with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations, and the Board may condition any amendment on the approval of the stockholders of the Company if such approval is deemed advisable to comply with such requirements.

The Plan shall terminate on the tenth anniversary of the date upon which it is approved by the stockholders of the Company, and no award shall be granted after that date.

The Company expects to adopt a new equity plan during the foreseeable future which will be similar to the 2006 Plan.

Indemnification Agreements

Through its Indemnification Agreements, the Company agrees to indemnify directors and officers, to the extend provided for in the Agreement, and to hold them harmless from and against, any losses or expenses at any time incurred by or assessed against them arising out of or in connection with their work as a director, advisory director, Board Committee member, officer, employee or agent of the Company or of an affiliate, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as an officer or director of the Company or of an Affiliate, to the fullest extent permitted by law in as in effect or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification.

Whistleblower Procedures Policy

In accordance with the requirements of Section 301 of the Sarbanes-Oxley Act of 2002, the Audit Committee of the Board of Directors the Company has adopted this Whistleblower Procedures Policy, stating that all employees of the Company and its subsidiaries are strongly encouraged to report any evidence of financial irregularities which they may become aware of, including those with respect to internal controls, accounting or auditing matters.  Under this Whistleblower Procedures Policy, the management of the Company shall promptly and periodically communicate to all employees with access to accounting, payroll and financial information the means by which they may report any such irregularities.  In the event an employee is uncomfortable for any reason reporting irregularities to his or her supervisor or other management of the Company, employees may report directly to any member of the Audit Committee of the Company.  The identity of any employee reporting under these procedures will be maintained as confidential at the request of the employee, or may be made on an anonymous basis.  Notice must be provided to all of the Company’s employees with access to accounting, payroll and financial information in respect of these procedures.

Changes in Control

As of the date of filing of this Report, the Company is unaware of any arrangement which may result in a change in control.

Item 7.	Certain Relationships and Related Transactions, and Director Independence

Transactions with Related Persons

Lara Mac Inc. Management Services Agreement

On June 22, 2009, Lara Mac Inc., an entity controlled by Mitchell Brown, our Chief Executive Officer and a member of our Board of Directors, entered into a Management Services Agreement with the Company (the “Management Services Agreement”).  Pursuant to the Management Services Agreement, Lara Mac would render to the Company consulting and other advisory services in relation to developing strategic plans for inception of operations, corporate management, the operations of the Company, strategic planning, domestic and international marketing and sales, financial advice, including, without limitation, advisory and consulting services in relation to the selection and retention of candidates for senior management of the Company and its subsidiaries, prospective strategic alliance partners, preparing acquisition growth plans, identifying prospective merger and acquisition candidates, developing value propositions for the Company and acquisition candidates, analyzing financial implications of potential transactions, advising on negotiations regarding terms and conditions of transactions, outlining and managing due diligence issues and due diligence processes, introductions to prospective customers, selection of investment bankers or other financial advisors or consultants, and advice with respect to the capital structure of the Company, equity participation plans, employee benefit plans and other incentive arrangements for certain key executives of the Company (collectively, the “Services”).  In exchange for the Services, Lara Mac shall receive 9,553,377 shares of the Company’s common stock (the “Fee”).  The value of the restricted shares of common stock constituting the Fee is deemed to be $0.044 per share, which is equivalent to fifty percent of the average closing trading price of the Company’s common stock during the ninety day period of February 27, 2009, through May 27, 2009.  Such time period is deemed to constitute an objective public capital market valuation of the Company’s stock price, having an aggregate value of $410,666 (the “Issue Value”).  The parties to the Management Services Agreement also agreed that Lara Mac may render other services beyond the scope of activities which the parties contemplate as part of the Services, as to which Lara Mac shall be entitled to separate compensation that shall be negotiated in good faith by the parties on a case-by-case basis.  In the event that the Company is not generating organic revenues (excluding interest and investment income) as of the first anniversary of the date of the Management Services Agreement, then all of the Shares constituting the Fee shall be subject to repurchase in the entirety by the Company at a repurchase price equal to the Issue Value. On November 6, 2009, as additional inducement to the shareholders of Cono Italiano (Delaware) to enter into the Share Exchange Agreements, Lara Mac Inc. agreed to the termination of the Management Services Agreement with Cono Italian (Nevada) and cancellation of all Cono Italian (Nevada) shares previously issued to Lara Mac under the Management Services Agreement (242,557 shares of the Company’s common stock as adjusted for the one-for-sixty reverse stock split).

There have been no transactions, since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at fiscal year-end for the last three completed fiscal years, and in which any related person had or will have a direct or indirect material interest, except as set forth above.

Mr. Scott Smith, who is the only current member of the Board of Directors who is independent under the standards for independence contained in the Nasdaq Marketplaces Rules, Rule 4350(d) and Rule 4200(a)(15), has independently reviewed and assessed the fairness of the Management Services Agreement.  Mr. Smith has determined that the terms and conditions of the Management Services Agreement are fair and reasonable to the Company and its shareholders and he has recommended that the Management Services Agreement be adopted and approved by the entire Board of Directors.  Mr. Mitchell Brown, having an economic interest in the Management Services Agreement through his beneficial ownership of Lara Mac, recused himself from all deliberations and voting in regard to the Management Services Agreement.

Edesia Emprise, LLC

In July of 2008, the Company’s Chief Executive Officer, Mitchell Brown and Ramona Fantini of Pino Gelato formed a manufacturing entity, Edesia Emprise, LLC, to produce and manufacturer the "Cones" used in the Company’s products at a location in Indianapolis Indiana.  Mitchell Brown transferred his ownership interests in Edesia Emprise, LLC to his father, Gene Brown, later that month.

On November 11, 2009, Cono Italiano (Delaware) and Edesia Emprise, LLC entered into a Master Manufacturing Agreement.  Pursuant to this Master Manufacturing Agreement, Edesia Emprise, LLC will produce the Company’s Pizza Cono product.  Cono Italiano (Delaware) has agreed to pay Edesia Emprise, LLC the costs of production plus fifteen percent (15%).  This Master Manufacturing Agreement has a five (5) year term and will automatically renew unless cancelled by one of the parties pursuant to its terms.  This Master Manufacturing Agreement is exclusive within the United States.

On November 12, 2009, the Company’s Board of Directors ratified the Master Manufacturing Agreement entered into by and between Cono Italiano (Delaware) and Edesia Emprise, LLC.  The Board has determined that the terms and conditions of this agreement are fair and reasonable to the Company and its shareholders.  Mr. Mitchell Brown, whose father owns Edesia Emprise, LLC, recused himself from all deliberations and voting in regard to this agreement.

Director Independence

Mr. Scott Smith is the only current member of the Board who may be deemed to be independent.  The Company has adopted the standards for independence contained in the Nasdaq Marketplaces Rules, Rule 4350(d) and Rule 4200(a)(15).

Item 8.	Legal Proceedings

As of the date of this Report the Company is not a party to any legal proceeding.

Item 9.	Market Price of Registrant’s Common Equity and Related Shareholder Matters

(a) Market Information.

Market Information

Our common stock trades on the over-the-counter bulletin board quotation system (OTCBB) under the symbol “CNOZ”.  The following table shows the range of high and low bids per share of our Common Stock as reported by the Over-the-Counter Bulletin Board for the fiscal year periods indicated. Such over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

	2009
	High	Low
4th Quarter ended December 31	$3.49	1.50
3rd Quarter ended September 30	$6.60	0.06
2nd Quarter ended June 30	$0.15	0.06
1st Quarter ended March 31	$0.20	0.03
	2008
	High	Low
4th Quarter ended December 31	$0.20	0.06
3rd Quarter ended September 30	$0.56	0.09
2nd Quarter ended June 30	$1.45	0.52
1st Quarter ended March 31	$2.03	0.90

Holders

As of November 12, 2009, the Company had 61,528,987 shares issued and outstanding and 59 shareholders of record.

Dividend Policy

We have not paid any dividends to the holders of our common stock and we do not expect to pay any such dividends in the foreseeable future as we expect to retain our future earnings for use in the operation and expansion of our business.

Securities Authorized for Issuance Under Equity Compensation Plans

At the present time, we have no securities authorized for issuance under equity compensation plans.

Securities authorized for issuance under equity compensation plans

The following chart sets forth equity compensation plan securities issuances and availability as of January 31, 2009.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	n/a	n/a	n/a
Equity compensation plans not approved by security holders	2,000,000	0.96	1,722,500
Total	2,000,000	0.96	1,722,500

On October 5, 2006, the Company’s Board of Directors adopted an Equity Incentive Plan, and authorized the Company to issue options for the purchase of up to 2,000,000 shares of the Company’s common stock, pursuant to the terms and conditions set forth therein.

Item 10.	Recent Sales of Unregistered Securities

Sales by the Company

On September 1, 2006, the Company and Gallant Energy International Inc. (“Gallant”) entered into a Purchase Agreement pursuant to which Gallant sold the Company its interest in a joint venture it formed with certain Chinese entities to develop facilities for the production of ethanol fuel in the People’s Republic of China, in exchange for the issuance of 5,000,000 shares of the Company’s common stock for a value of $143,000.

On November 1, 2006, VP Bank (Schweiz) AG paid five hundred and fifty thousand dollars ($550,000) to purchase from the Company (i) 275,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 137,500 shares of the Company's common stock at an exercise price initially set at $2.50 per share. The relative fair value of the common stock was $436,000 and the relative fair value of the warrants was $114,000.

On November 1, 2006, Sal. Oppenheim Jr. & Cie (Schweiz) AG paid four hundred and fifty thousand dollars ($450,000) to purchase from the Company (i) 225,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 112,500 shares of the Company's common stock at an exercise price initially set at $2.50 per share. The relative fair value of the common stock was $356,000 and the relative fair value of the warrants was $94,000.

On November 1, 2006, Portu Finance paid five hundred thousand dollars ($500,000) to purchase from the Company (i) 250,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 125,000 shares of the Company's common stock at an exercise price initially set at $2.50 per share. The relative fair value of the common stock was $396,000 and the relative fair value of the warrants was $104,000.

On March 8, 2007, Emper Overseas S.A paid five hundred thousand dollars ($500,000) to purchase from the Company (i) 250,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 125,000 shares of the Company's common stock at an exercise price initially set at $2.50 per share. The relative fair value of the common stock was $360,000 and the relative fair value of the warrants was $140,000.

On March 8, 2007, Aton Select Fund Limited paid five hundred thousand dollars ($500,000) to purchase from the Company (i) 250,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 125,000 shares of the Company's common stock at an exercise price initially set at $2.50 per share. The relative fair value of the common stock was $360,000 and the relative fair value of the warrants was $140,000.

On March 10, 2007, Simeon Securities S.A. paid five hundred thousand dollars ($500,000) to purchase from the Company (i) 250,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 125,000 shares of the Company's common stock at an exercise price initially set at $2.50 per share. The relative fair value of the common stock was $359,000 and the relative fair value of the warrants was $141,000.

On March 16, 2007, Capinvest LLC paid one million and five thousand dollars ($1,500,000) to purchase from the Company (i) 750,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 375,000 shares of the Company's common stock at an exercise price initially set at $2.50 per share. The relative fair value of the common stock was $1,079,000 and the relative fair value of the warrants was $421,000.

On March 30, 2007, the Company (i) issued 1,250,000 shares of the Company’s common stock; and (ii) issued Series A Warrants to purchase up to an additional 625,000 shares of the Company’s common stock. The total purchase price paid for the common stock and Series A Warrants pursuant to the Common Stock Purchase Agreements was $2,500,000.

On July 27, 2007, Adagio Marine Ltd paid one million and five thousand dollars ($1,500,000) to purchase from the Company (i) 750,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 375,000 shares of the Company's common stock at an exercise price initially set at $2.50 per share. The relative fair value of the common stock was $1,082,000 and the relative fair value of the warrants wais $418,000.

On June 25, 2008, the Company issued seven hundred seventy one thousand and seventy (771,070) shares of common stock to DT Crystal Holdings Limited. These shares were issued pursuant to an Exchange Agreement entered into between the Company and DT Crystal Holdings Limited as of June 19, 2008. The Company owed $462,642 to DT Crystal Holdings Limited as of June 19, 2008, consisting of loans in the amount $450,000, plus accrued interest totalling $12,642. The Company and DT Crystal Holdings Limited elected to convert this debt into 771,070 shares of the Company’s common stock. The conversion price of these shares of the Company’s common stock, $.60 per share, was equal to the average of the selling price of the Company’s common stock traded during the Fifteen (15) business days prior to the closing date of this transaction, minus an adjustment of 7.5%

On August 12, 2008, Pellerin lawyers exchanged $38,905 of accounts payables for 155,621 shares of the Company’s common stock.  The conversion price of these shares of the Company’s common stock was $.25 per share, which resulted in a cost of $17,118 for the Company.

All of the aforementioned stock issuance transactions were made with non-U.S. persons and were undertaken by the Company in reliance upon the exemption from securities registration of Regulation S of the U.S. Securities Act of 1933, as amended, (the “Securities Act”) and the rules and regulations promulgated thereunder.

On June 22, 2009, Lara Mac entered into a Management Services Agreement with the Company (the “Management Services Agreement”). Pursuant to the Management Services Agreement, Lara Mac would render management consulting and other advisory services to the Company (collectively, the “Services”).  In exchange for the Services, Lara Mac received 9,553,377 shares of the Company’s restricted common stock (these 9,553,377 shares were issued prior to the Company’s August 10, 2009 one-for-sixty reverse stock split, and accordingly, Lara Mac’s ownership of 14,553,377 shares was reduced to 242,557 shares pursuant to the reverse stock split).  The shares were issued under exemption from registration in reliance on Section 4(2) of the Securities Act.  As an inducement to the shareholders of Cono Italiano (Delaware) to enter into the exchange described in Item 1.01 above, Lara Mac agreed to the cancellation of these 242,557 shares of the Company’s common stock and termination of the Management Services Agreement.

On November 12, 2009, the Company entered into share exchange agreements (the “Share Exchange Agreements”) with the shareholders of Cono Italiano (Delaware).  Pursuant to the terms of the agreements, the form of which are identical, each of the Cono Italiano (Delaware) shareholders have exchanged their respective shares of Cono Italiano (Delaware) for shares of Company restricted common stock (such proposed exchange, the “Exchange Offer”).  The ratio of the exchange was one share of Company common stock issued for each one share of Cono Italiano (Delaware) stock tendered.  The Company agreed to issued 61,286,428 shares of the Company’s common stock to 40 shareholders of Cono Italiano (Delaware). Effective at the closing of the share exchange transactions, Cono Italiano (Delaware) has become a wholly owned subsidiary of the Company.  No cash compensation was paid or received for the shares which were exchanged.  The consideration received in respect of such issuances by the Company consisted solely of shares of common stock of Cono Italiano (Delaware).  The Exchange Offer was made to the shareholders of the common stock of Cono Italiano pursuant to the exemption from registration provided by Section 4(2) promulgated under the U.S. Securities Act of 1933, as amended.

Item 11.	Description of Registrant’s Securities

Authorized Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
•	are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this Report, we have not paid any cash dividends to shareholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Periodic Securities & Exchange Commission Reports

We are required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

Our stock transfer agent for our securities is Olympia Trust Company, 120 Adelaide Street West, Suite 920, Toronto, Ontario, M5H 1T1, telephone: (416) 364-8081.

Item 12.	Indemnification of Directors and Officers.

As permitted by Section 78.7502 of the Nevada Revised Statutes, Article VIII of the Company’s Bylaws indemnifies any officer, director or control person of the Company from liability, thereby making the Company responsible for any expenses or damages incurred by such officer, director or control person in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

We expect that each member of the Company’s board of directors and each officer of the Company (each such individual, an “Indemnitee”) will enter into an indemnification agreement (the “Indemnification Agreement”) with the Company, pursuant to which the Company will indemnify Indemnitee for, and hold Indemnitee harmless from and against, any Losses or Expenses (as such terms are defined in the Indemnification Agreement) at any time incurred by or assessed against Indemnitee arising out of or in connection with the service of Indemnitee as a director, advisory director, Board Committee member, officer, employee or agent of the Company or an Affiliate, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as an Officer or Director of the Company or of an Affiliate, to the fullest extent permitted by law.

Item 13.	Financial Statements and Supplementary Data

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 To the Board of Directors and
Stockholders of Cono Italiano, Inc.

We have audited the accompanying balance sheets of Cono Italiano, Inc. as of December 31, 2008 and 2007, and the related statements of operations, change in stockholders' equity (deficit), and cash flows for the years then ended.  Cono Italiano, Inc.'s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cono Italiano, Inc. as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note H to the consolidated financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note L to the financial statements, the Company has concluded it is a development stage entity and therefore has restated its financial statements to include the required cumulative amounts from the date of inception.

EFP Rotenberg, LLP
Rochester, New York
November 11, 2009, except for Note L,
as to which the date is June 11, 2010.

CONO ITALIANO, INC.
(FORMERLY KNOWN AS JANEX INTERNATIONAL, INC.)
(A DELAWARE CORPORATION)
Keyport, New Jersey

FINANCIAL REPORTS
AT
DECEMBER 31, 2008

CONO ITALIANO, INC.
(FORMERLY KNOWN AS JANEX INTERNATIONAL, INC.)
(A DELAWARE CORPORATION)
Keyport, New Jersey

TABLE OF CONTENTS

Balance Sheets at December 31, 2008 and 2007	F-3

Statements of Changes in Stockholders’ Equity (Deficit) for the Period from Date of Inception (March 2, 2006) Through December 31, 2008 (Restated)	F-4

Statements of Operations for the Years Ended December 31, 2008 and 2007 and the Period from Date of Inception (March 2, 2006) Through December 31, 2008 (Restated)	F-5

Statements of Cash Flows for the Years Ended December 31, 2008 and 2007 and the Period from Date of Inception (March 2, 2006) Through December 31, 2008 (Restated)	F-6

Notes to Financial Statements	F-7

CONO ITALIANO, INC.
(FORMERLY KNOWN AS JANEX INTERNATIONAL INC.)
(A DELAWARE CORPORATION)
Keyport, New Jersey

BALANCE SHEETS

December 31,	2008	2007

ASSETS
Cash and Cash Equivalents	$724	$100,517
Due from Related Party	55,500	—
Prepaid Expenses	4,615	—

Total Current Assets	60,839	100,517

Property and Equipment - Net of Accumulated Depreciation	36,156	34,762

Other Assets
Licensing Rights - Net of Accumulated Amortization	143,502	150,000

Total Assets	$240,497	$285,279

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Liabilities
Accrued Interest	$17,885	$5,967
Deferred Revenue	45,125	—
Notes Payable	200,000	—
Due to Officer	568,828	164,602

Total Liabilities	831,838	170,569

Stockholders' Equity (Deficit)
Common Stock - $.0001 Par; 150,000,000 and 500,000,000 Shares Authorized, 53,250,000 and 6,000,000 Shares Issued and Outstanding	5,325	600
Additional Paid-In-Capital	383,419	164,400
Deficit Accumulated During Deficit Stage	(980,085)	(50,290)

Total Stockholders' Equity (Deficit)	(591,341)	114,710

Total Liabilities and Stockholders' Equity (Deficit)	$240,497	$285,279

The accompanying notes are an integral part of these financial statements.

CONO ITALIANO, INC.
(FORMERLY KNOWN AS JANEX INTERNATIONAL INC.)
(A DELAWARE CORPORATION)
Keyport, New Jersey

STATEMENTS OF CHANGES IN EQUITY (DEFICIT) FOR THE PERIOD FROM DATE OF INCEPTION (MARCH 2, 2006) THROUGH DECEMBER 31, 2008 (RESTATED)

				Deficit Accumulated
	Common Stock $ .0001 Par		Additional Paid-In	During Development	Total Stockholder's
	Shares	Amount	Capital	Stage	Equity (Deficit)

Balance – March 2, 2006	––	$––	$––	$—	$—

Common Stock Issued for Contribution of
License Rights and Equipment	6,000,000	600	164,400	—	165,000

Net Loss	—	—	—	––	––

Balance – December 31, 2006	6,000,000	600	164,400	—	165,000

Net Loss	—	—	—	(50,290)	(50,290)

Balance - December 31, 2007	6,000,000	600	164,400	(50,290)	114,710

Additional Paid-In-Capital - Deemed Distribution	—	—	(312,000)	—	(312,000)

Common Stock Issued to Prior Owners	3,000,000	300	56,700		57,000

Common Stock Issued in Exchange for Services	44,250,000	4,425	474,319	—	478,744

Net Loss	—	—	—	(929,795)	(929,795)

Balance - December 31, 2008	53,250,000	$5,325	$383,419	$(980,085)	$(591,341)

The accompanying notes are an integral part of these financial statements.

CONO ITALIANO, INC.
(FORMERLY KNOWN AS JANEX INTERNATIONAL INC.)
(A DELAWARE CORPORATION)
Keyport, New Jersey

			(Restated)
			Period From
			Date of Inception
			(March 2, 2006)
			Through
For the Years Ended December 31,	2008	2007	December 31, 2008

Sales	$11,285	$––	$11,285

Cost of Sales	5,668	––	5,668

Gross Profit	5,617	––	5,617

Expenses
Selling and Direct	121,631	––	121,631
Compensation Expense	280,000	––	280,000
General and Administrative	521,863	44,323	566,186
Interest Expense	11,918	5,967	17,885

Total Expenses	935,412	50,290	985,702

Net Loss	$(929,795)	$(50,290)	$(980,085)

Loss per Share - Basic and Diluted	$(0.02)	$(0.01)	$(0.05)

Weighted Average Common Shares Outstanding	40,687,123	6,000,000	18,223,745

The accompanying notes are an integral part of these financial statements.

CONO ITALIANO, INC.
(FORMERLY KNOWN AS JANEX INTERNATIONAL INC.)
(A DELAWARE CORPORATION)
Keyport, New Jersey

CONSOLIDATED STATEMENTS OF CASH FLOWS

			(Restated)
			Period From
			Date of Inception
			(March 2, 2006)
			Through
For the Years Ended December 31,	2008	2007	December 31, 2008

Cash Flows from Operating Activities

Net Loss	$(929,795)	$(50,290)	$(980,085)

Adjustments to Reconcile Net Loss to
Net Cash Flows from Operating Activities:
Amortization	6,498	––	6,498
Depreciation	13,980	1,040	15,020
Common Stock Issued in Exchange for Services	478,744	––	478,744
Expense to Prior Owners	257,000	––	257,000
Changes in Assets and Liabilities:
Prepaid Expenses	(4,615)	—	(4,615)
Accrued Interest	11,918	5,967	17,885
Deferred Revenue	45,125	—	45,125

Net Cash Flows from Operating Activities	(121,145)	(43,283)	(164,428)

Net Cash Flows from Investing Activities
Purchase of Property and Equipment	(15,374)	(20,802)	(36,176)

Cash Flows from Financing Activities
Cash Advance to Related Party	(55,500)	—	(55,500)
Due to Officer	92,226	164,602	256,828

Net Cash Flows from Financing Activities	36,726	164,602	201,328

Net Change in Cash and Cash Equivalents	(99,793)	100,517	724

Cash and Cash Equivalents - Beginning of Year	100,517	—	—

Cash and Cash Equivalents - End of Year	$724	$100,517	$724

Supplemental Non-Cash Investing and Financing Activities:
Deemed Distribution	$312,000	$—	$312,000

Cash Paid During the Year for:
Interest	$—	$—	$—
Income Taxes	$—	$—	$—

The accompanying notes are an integral part of these financial statements.

CONO ITALIANO, INC.
(FORMERLY KNOWN AS JANEX INTERNATIONAL, INC.)
(A DELAWARE CORPORATION)
Keyport, New Jersey

NOTES TO FINANCIAL STATEMENTS

Note A -	The Company
Merger and Recapitalization
Cono Italiano, Inc., (Cono, Inc. or t he “Company”) was formed as Janex International Inc. on July 6, 2007 in the State of Delaware.   On January 8, 2008 Janex International Inc. changed its name to Cono Italiano, Inc.

Cono Italiano, LLC (Cono, LLC) was formed on June 27, 2007 as a limited liability company in the State of New Jersey.  Cono, LLC had no operations and its primary assets were the license rights to manufacture, market, and distribute “pizza cono”, a unique pizza style food product.

In March 2007, the license rights held by the individual founders of Cono, LLC was sold to The Total Luxury Group (TLG), an unrelated entity.  Subsequently, on January 8, 2008 the license rights were transferred to Mitchell Brown for the total consideration of $312,000.  The transfer of Cono, LLC (which includes the license rights) was effected in settlement of an obligation due to Mitchell Brown by TLG.

On January 14, 2008, Cono, LLC was sold to Cono, Inc. for the total consideration of $426,000.  In exchange for the 100% interest in Cono, LLC, the sole member of the LLC received 6,000,000 shares of Cono, Inc. valued at $114,000 and was issued a promissory note for $312,000.  Mitchell Brown is also a principal stockholder in Cono, Inc.

The transaction was accounted for as a recapitalization of Cono, Inc. and Cono, LLC both companies under common control.  As such, the assets and liabilities of Cono, LLC were carried over to Cono, Inc. at the historical carrying values.

At the time of the sale of Cono, LLC to Cono, Inc., Cono had a tangible net book value of $114,700.  Since the assets and liabilities of Cono, LLC were recorded at their historical carrying amounts after the merger and recapitalization, the excess of the consideration paid of $426,000 over the carrying value of $114,700 had been recorded as a distribution to the stockholder.

Note B -	Summary of Significant Accounting Policies
Method of Accounting
The Company maintains its books and prepares its financial statements on the accrual basis of accounting.

Cash and Cash Equivalents
Cash and cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.  The Company maintains cash and cash equivalents at financial institutions, which periodically may exceed federally insured amounts.

- continued -

CONO ITALIANO, INC.
(FORMERLY KNOWN AS JANEX INTERNATIONAL, INC.)
(A DELAWARE CORPORATION)
Keyport, New Jersey

NOTES TO FINANCIAL STATEMENTS

Note B -	Summary of Significant Accounting Policies - continued

Property, Equipment and Depreciation
Property and equipment are reflected at cost of acquisition and are depreciated on various methods utilizing the following estimated lives:

Machinery and Equipment	5 - 7 Years
Office Equipment	3 - 7 Years

Maintenance and repairs are expensed as incurred.  The cost of property and equipment retired or otherwise disposed of and the related accumulated depreciation are removed from the accounts and reflected as other income or expense.

Long-lived Assets
The Company accounts for impaired long-lived assets in accordance with Statement of Financial Accounting Standards No. 144 (“SFAS 144”), “Accounting for the Impairment or Disposal of Long-Lived Assets”.  This standard prescribes the method for asset impairment evaluation for long-lived assets and certain identifiable intangibles that are either held and used or are to be disposed of.  The Company evaluates the ability to recover long-lived assets whenever events or circumstances indicate that the carrying value of the asset may not be recoverable.  In the event assets are impaired, losses are recognized to the extent the carrying value exceeds the fair value.  In addition, the Company reports assets to be disposed of at the lower of the carrying amount or the fair market value less selling costs.

Intangible Assets
Intangible assets consist of licensing rights.  The Company applies an impairment evaluation whenever events or changes in business circumstances indicate that the carrying value of the intangible assets may not be recoverable.  Other intangible assets are amortized on a straight-line basis over their estimated economic lives.  The Company believes that the straight-line method of amortization reflects an appropriate allocation of the cost of the intangible assets to earnings in proportion to the amount of economic benefits obtained annually by the Company.

Income Taxes
The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”, using the asset and liability approach, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of such assets and liabilities.  This method utilizes enacted statutory tax rates in effect for the year in which the temporary differences are expected to reverse and gives immediate effect to changes in income tax rates upon enactment.  Deferred tax assets are recognized, net of any valuation allowance, for temporary differences and net operating loss and tax credit carry forwards.  Deferred income tax expense represents the change in net deferred assets and liability balances.

- continued -

CONO ITALIANO, INC.
(FORMERLY KNOWN AS JANEX INTERNATIONAL, INC.)
(A DELAWARE CORPORATION)
Keyport, New Jersey

NOTES TO FINANCIAL STATEMENTS

Note B-	Summary of Significant Accounting Policies - continued

Earnings per Share
Earnings per share of common stock are computed in accordance with SFAS No, 128, “Earnings per Share”.   Basic earnings per share are computed by dividing income or loss available to common shareholders by the weighted-average number of common shares outstanding for each period.  Diluted earnings per share are calculated by adjusting the weighted average number of shares outstanding assuming conversion of all potentially dilutive stock options, warrants and convertible securities, if dilutive. Common stock equivalents that are anti-dilutive are excluded from both diluted weighted average number of common shares outstanding and diluted earnings per share.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fair value of financial instruments
Prepaid expenses, accrued expenses, notes payable, and amounts due to and from related parties are carried in the financial statements at amounts which approximate fair value.

Stock-Based Compensation
Stock-based compensation related to non-employees is recognized as compensation expense in the accompanying consolidated statements of operations and is based on the fair value of the services received or the fair value of the equity instruments issued, whichever is more readily determinable. The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of EITF 96-18, “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” and EITF 00-18, “Accounting Recognition for Certain Transactions Involving Equity Instruments granted to Other Than Employees.” The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

Note C -	Recently Issued Accounting Standards
In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 157, "Fair Value Measurements”.  SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.  SFAS 157 is effective as of the beginning of the first fiscal year that begins after November 15, 2007.  As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December, 2008.  The adoption of SFAS 157 did not have a material effect on its financial statements.

- continued -

CONO ITALIANO, INC.
(FORMERLY KNOWN AS JANEX INTERNATIONAL, INC.)
(A DELAWARE CORPORATION)
Keyport, New Jersey

NOTES TO FINANCIAL STATEMENTS

Note C -	Recently Issued Accounting Standards - continued

In February 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115”.  SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates.  This Statement applies to all entities, including not-for-profit organizations.  SFAS 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December, 2008.  The adoption of SFAS 159 did not have a material effect on its financial statements.

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (“SFAS”) No. 160, "Non-controlling Interests in Financial Statements, an amendment of ARB No. 51”.  SFAS 160 establishes accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary.  SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December, 2009.  The Company is currently evaluating the impact of SFAS 160 on its financial statements but does not expect it to have a material effect.

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (“SFAS”) No. 141(R), "Business Combinations”.  SFAS 141(R) establishes principles and requirements for how the acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, an any non-controlling interest in the acquiree, recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase, and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.  SFAS 141(R) is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009.  The Company is currently evaluating the impact of SFAS 141(R) on its financial statements but does not expect it to have a material effect.

In March 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 161, "Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133”.  SFAS 161 requires enhanced disclosures about an entity’s derivative and hedging activities.  SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early application encouraged.  As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009.  The Company is currently evaluating the impact of SFAS 161 on its financial statements but does not expect it to have a material effect.

- continued -

CONO ITALIANO, INC.
(FORMERLY KNOWN AS JANEX INTERNATIONAL, INC.)
(A DELAWARE CORPORATION)
Keyport, New Jersey

NOTES TO FINANCIAL STATEMENTS

Note C -	Recently Issued Accounting Standards - continued

 In May 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 163, "Accounting for Financial Guarantee Insurance Contracts—an interpretation of FASB Statement No. 60" (“SFAS 163”).  SFAS 163 interprets Statement 60 and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of that Statement.  SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years.  As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009.  The Company is currently evaluating the impact of SFAS 163 on its financial statements but does not expect it to have a material effect.

In May 2009, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 165, "Subsequent Events" (“SFAS 165”).  SFAS 165 establishes principles and requirements for subsequent events.  SFAS 165 is effective for interim or annual financial periods ending after June 15, 2009.  As such, the Company is required to adopt this standard in the current period.  Adoption of SFAS 165 did not have a significant effect on the Company’s financial statements.

In June 2009, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 167 “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”). SFAS 167 improves financial reporting by enterprises involved with variable interest entities and to address (1) the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities”, as a result of the elimination of the qualifying special-purpose entity concept in SFAS 166 and (2) constituent concerns about the application of certain key provisions of Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provide timely and useful information about an enterprise’s involvement in a variable interest entity. SFAS 167 is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. As such, the Company is required to adopt this standard at the beginning of fiscal year end December 31, 2010. The Company is evaluating the impact the adoption of SFAS 167 will have on its consolidated financial statements.

In June 2009, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (“SFAS”) No. 168, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles”.  SFAS 168 replaces SFAS 162 and establishes the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP.  SFAS 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  The Company is currently evaluating the impact of SFAS 168 on its financial statements but does not expect it to have a material effect.

CONO ITALIANO, INC.
(FORMERLY KNOWN AS JANEX INTERNATIONAL, INC.)
(A DELAWARE CORPORATION)
Keyport, New Jersey

NOTES TO FINANCIAL STATEMENTS

Note D -	Property and Equipment
Property and equipment consisted of the following:

December 31,	2008	2007

Machinery and Equipment	$49,402	$35,802
Office Equipment	1,774	––
	$51,176	$35,802
Less: Accumulated Depreciation	15,020	1,040

Net Property and Equipment	$36,156	$34,762

Depreciation expense for the years ended December 31, 2008 and 2007 was $13,980 and $1,040, respectively.

Note E -	Licensing Rights
Licensing Rights were bought in March 2006 and have a life of 25 years. However the Company began amortization in 2008 after entering in manufacturing and distribution agreements, and therefore the rights are being amortized over 23 years and consist of the following:

December 31,	2008	2007

Licensing Rights	$150,000	$150,000
Less: Accumulated Depreciation	6,498	––

Net Licensing Rights	$143,502	$150,000

Amortization expense for the years ended December 31, 2008 and 2007 was $6,498 and $-0-, respectively.  Amortization for the five (5) years is expected to be $6,498 annually.

Note F -	Transactions with Prior Owners
In January, 2008, Cono Inc. issued 3,000,000 shares of common stock to the former owners of the license rights of the Pizza Cono Products.  The shares were issued by agreement between Cono, Inc. and the former owners in satisfaction of any future claims whether known or unknown with regards to the license rights.  In addition to the shares issued the Company also issued a note payable to the former owners in the amount of $200,000. The note contains no established repayment terms and interest has not been imputed in the accompanying financial statements.

CONO ITALIANO, INC.
(FORMERLY KNOWN AS JANEX INTERNATIONAL, INC.)
(A DELAWARE CORPORATION)
Keyport, New Jersey

NOTES TO FINANCIAL STATEMENTS

Note G -	Related Party Transactions
On July 14, 2008, (the date of Edesia’s inception), the Company entered into an operating agreement with Edesia Emprise, LLC to manufacture product for the Company. The CEO of the Company owned 50% of Edesia until July 21, 2008 when he transferred his interest to a relative. At the date of the transfer, Edesia had no assets or business operations.

Due from Related Party consists of monies advanced on behalf of Edesia Emprise, LLC for capital expenditures.  The Company purchased manufacturing equipment on behalf of Edesia to be used by an unrelated entity for the production of the pizza cones products. The manufactured pizza cone products will be resold by Cono and its licensees. Production of the pizza cones under the agreement began in March, 2009.

Due to Officer
Certain disbursements of the Company have been paid by an officer of the Company.  The balance at December 31, 2008 and 2007 was $568,828 and $164,602, respectively.  There are no established repayment terms.  For the years ended December 31, 2008 and 2007, the Company has imputed interest at the prime rate of 3.25% and 7.25%, respectively. Interest expense charged to operations was $11,918 and $5,967, for the years ended December 31, 2008 and 2007, respectively.

Note H -	Going Concern
The Company’s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has reported recurring losses from operations.  As a result, there is an accumulated deficit of $980,085 at December 31, 2008.

The Company’s continued existence is dependent upon its ability to raise capital.  The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Note I -	Income Tax Compliance
The Company is not in compliance with filing its required income tax returns.  Since the Company has had continuous losses and has available net operating losses, the Company believes that any tax liability would not be material. Deferred taxes are provided for the temporary differences between the financial reporting basis and the tax reporting basis of the Company’s assets and liabilities.  The temporary differences between financial reporting and income tax purposes are primarily net operating loss carry forwards for income tax purposes. A valuation allowance is recorded for deferred tax assets when management determines it is more likely than not that such assets will not be realized.

A full valuation allowance has been established against the deferred tax assets for the years ended December 31, 2008 and 2007as utilization of the loss carry forwards and realization of other deferred tax assets cannot be reasonably assured.

CONO ITALIANO, INC.
(FORMERLY KNOWN AS JANEX INTERNATIONAL, INC.)
(A DELAWARE CORPORATION)
Keyport, New Jersey

NOTES TO FINANCIAL STATEMENTS

Note J -	Licensing Revenue
On July 9, 2008, (subsequently amended in October 2009) the Company entered into a Supplier/Distribution agreement with Pino Gelato, Inc., an unrelated entity.  The agreement grants the exclusive manufacture and distribution rights to Pino Gelato, Inc. for the production of pizza cono food products for certain specified geographical territories.  The term of the agreement is for ten (10) years with an automatic renewal for another ten (10) years.  In addition, Pino Gelato, Inc. has the exclusive rights to enter into franchise agreements with third parties to market and sell the pizza cono food products.

In exchange for the rights granted to Pino Gelato under the agreement, the Company is to receive total cash consideration of $100,000.  Pursuant to the amended agreement, the consideration is to be paid in installments as follows:

•	$75,000 has been paid to date and prior to the execution of the amended contract.
•	$25,000 to be paid upon the execution of the amended agreement and the installation of the equipment together with equipment training.

As an inducement to buy the distribution and franchise rights by Pino Gelato, Inc. the Company agreed to issue 375,000 shares of common stock to Pino upon receipt of the first and final installment of the agreement.  Common stock amounting to 250,000 shares were issued prior to the execution of the amendment in October, 2009 with the remaining 125,000 shares to be issued upon receipt of the final $25,000 cash payment from Pino.  The fair market value of the common stock issued in connection with the installment payments made has been recorded as an offset to the payments received under the agreement.  The payments received have been recorded as deferred licensing revenue in the accompanying financial statements.  The licensing revenue is being amortized to revenue over the initial license term of ten (10) years.

In addition to the $100,000 cash consideration, the Company is entitled to royalties on the sale of all Pino Gelato’s pizza cono food products in the amount of $9,500.  Furthermore, the Company is entitled to ten (10) percent of all franchise revenue generated by Pino Gelato.

CONO ITALIANO, INC.
(FORMERLY KNOWN AS JANEX INTERNATIONAL, INC.)
(A DELAWARE CORPORATION)
Keyport, New Jersey

NOTES TO FINANCIAL STATEMENTS

Note K -	Subsequent Events
In October, 2009, the Company through its related party entity, Edesia Emprise, LLC, terminated an agreement (which began in March, 2009) with an unrelated party for the manufacture of pizza cone products. The termination was reached in mutual agreement with the counter party and mutual releases were granted in connection wit the termination.

On November 6, 2009, Cono Italiano (Delaware) entered into a Commitment Letter, pursuant to which, one of our shareholders, Lara Mac has agreed to provide financing to Cono Italiano, Inc., with such funds as the Company’s Board of Directors shall deem to be sufficient to maintain the Company’s ordinary course of business operations (the “Commitment Amount”).  We may draw on the Commitment Amount in monthly tranches in accordance with our operating requirements as set forth in our business plan. The available Commitment Amount will be reduced by the aggregate cash proceeds received by the Company which are derived from the issuance of any equity securities and Company gross revenues. Draws on the Commitment Amount will be made on terms of unsecured notes, with interest set on each note as of the date of the draw at prime rate plus two percent per annum. The notes will mature and become repayable thirty calendar days after demand at any time following the earlier of (a) December 31, 2010 or (b) the date upon which we are in receipt of revenues or proceeds from the sales of equity securities. We will give Lara Mac customary representations and warranties regarding the good standing of our Company and status of progress in respect of our Company business plan prior to each draw on the Commitment Amount, and we will provide certifications and covenants regarding use of proceeds of each draw, which will be in customary forms reasonably requested by Lara Mac as determined by reference to similar lenders making similar loans to similar companies. Lara Mac will not be required to make any loans under the Commitment Amount to us if we are unable to make the representations, warranties, certifications or covenants, or if we are in breach of any previously given representations, warranties, certifications or covenants. If we breach any of the notes, the default rate will be 15% per annum and Lara Mac may seek recourse against our company for repayment of all of the notes.

On November 11, 2009, Cono Italiano (Delaware) and Edesia Emprise, LLC entered into a Master Manufacturing Agreement.  Pursuant to this Master Manufacturing Agreement, Edesia Emprise, LLC will produce the Company’s Pizza Cono product.  Cono Italiano (Delaware) has agreed to pay Edesia Emprise, LLC the costs of production plus fifteen percent (15%).  This Master Manufacturing Agreement has a five (5) year term and will automatically renew unless cancelled by one of the parties pursuant to its terms.  This Master Manufacturing Agreement is exclusive within the United States.  Edesia Emprise, LLC may either produce this product directly or through a subcontractor.

Edesia Emprise, LLC has advised Cono Italiano (Delaware) that it has entered into its first subcontract agreement.  Sunrise Bakery, located in Brooklyn, New York, will produce the cones for the Pizza Cono product on behalf of Edesia Emprise, LLC.

The Company entered into a share exchange agreement whereby Cono would exchange all of its common stock for the stock of Tiger Renewable Energy, Inc. (TRE) on a share for share basis. The agreement will become effective when all of the contractual provisions have been satisfied.

- continued -

CONO ITALIANO, INC.
(FORMERLY KNOWN AS JANEX INTERNATIONAL, INC.)
(A DELAWARE CORPORATION)
Keyport, New Jersey

NOTES TO FINANCIAL STATEMENTS

Note K -	Subsequent Events - continued

Prior to entering into the share exchange agreement, the principal stockholder of Cono became a stockholder of TRE, either through direct ownership or through an entity in which he controls, effectively gaining control of TRE.

Additionally, TRE entered into a management services contract with the entity controlled by the principal stockholder of Cono. Pursuant to the management services agreement, the entity will provide consulting and other strategic advisory services to TRE. In exchanges for the services, the entity will receive shares of TRE as compensation for those services

On August 10, 2009, TRE changed its name to Cono Italiano, Inc. - a Nevada corporation.

The exchange of shares between Cono Italiano, Inc. - Delaware and Cono Italiano, Inc. - Nevada will be accounted for as a recapitalization of the Companies, as the majority stockholder of Cono Italiano, Inc. will be the majority stockholder of the surviving company.  Pursuant to the accounting for a recapitalization, the historical carrying value of the assets and liabilities of Cono Italiano, Inc. will carry over to the surviving company.

Subsequent events were evaluated through November 11, 2009, the date the financial statements were issued.

Note L -	Restatement of Prior Year Financial Statements

The financial statements included herein have been restated to include information for the reader on operations and cash flows from inception.  The Company concluded that it is a development stage company and per reporting guidelines, income from operations, the statement of changes in deficit and cash flows must be shown from inception date.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Cono Italiano, Inc.

We have reviewed the accompanying balance sheets of Cono Italiano, Inc. as of September 30, 2009 and 2008, and the related statements of operations, change in stockholders' equity (deficit) and cash flows for the nine month periods then ended.  These financial statements are the responsibility of the company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards of the Public Company Accounting Oversight Board (United States), the balance sheet of Cono Italiano, Inc. as of December 31, 2008 (presented herein), and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the year then ended (not presented herein); and in our report dated November 11, 2009, except for Note L, as to which the date is June 11, 2010, we expressed an unqualified opinion on those financial statements.  In our opinion, the information set forth in the accompanying condensed balance sheet as of December 31, 2008, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note H to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note L to the financial statements the Company has concluded it is a development stage entity and therefore has restated its financial statements to include the required cumulative amounts from the date of inception.

EFP Rotenberg, LLP
Rochester, New York
November 11, 2009, except for Note L,
as to which the date is June 11, 2010

CONO ITALIANO, INC.
(FORMERLY KNOWN AS JANEX INTERNATIONAL, INC.)
(A DELAWARE CORPORATION)
Keyport, New Jersey

FINANCIAL REPORTS
AT
SEPTEMBER 30, 2009

CONO ITALIANO, INC.
(FORMERLY KNOWN AS JANEX INTERNATIONAL, INC.)
(A DELAWARE CORPORATION)
Keyport, New Jersey

TABLE OF CONTENTS

Balance Sheets at September 30, 2009 (Unaudited) and December 31, 2008	F-19

Statements of Changes in Stockholders’ Equity (Deficit) for the Period from Date of Inception (March 2, 2006) Through September 30, 2009 (Restated) (Unaudited)	F-20

Statements of Operations for the Three and Nine Months Ended September 30, 2009 and 2008 and the Period from Date of Inception (March 2, 2006) Through September 30, 2009 (Restated) (Unaudited)	F-21

Statements of Cash Flows for the Three and Nine Months Ended September 30, 2009 and 2008 and the Period from Date of Inception (March 2, 2006) Through September 30, 2009 (Restated) (Unaudited)	F-22

Notes to Financial Statements	F-23

CONO ITALIANO, INC.
(FORMERLY KNOWN AS JANEX INTERNATIONAL INC.)
(A DELAWARE CORPORATION)
Keyport, New Jersey

BALANCE SHEETS

	(Unaudited)
	September 30,	December 31,
	2009	2008

ASSETS
Cash and Cash Equivalents	$52,752	$724
Due from Related Parties	149,748	55,500
Prepaid Expenses	4,615	4,615

Total Current Assets	207,115	60,839

Property and Equipment - Net of Accumulated Depreciation	26,561	36,156

Other Assets
Licensing Rights - Net of Accumulated Amortization	138,628	143,502

Total Assets	$372,304	$240,497

LIABILITIES AND STOCKHOLDERS' DEFICIT

Liabilities
Accrued Expenses	$2,500	$—
Accrued Interest	29,123	17,885
Deferred Revenue	87,998	45,125
Notes Payable	200,000	200,000
Due to Officer	660,150	568,828

Total Liabilities	979,771	831,838

Stockholders' Deficit
Common Stock - $.0001 Par; 150,000,000 and 500,000,000 Shares Authorized,
53,950,000 and 53,250,000 Shares Issued, 53,600,000 and 53,250,000
Outstanding, respectively	5,395	5,325
Additional Paid-In-Capital	481,618	383,419
Deficit Accumulated During Development Stage	(1,094,480)	(980,085)
Less: Treasury Stock - 350,000 Shares at Cost	—	—

Total Stockholders' Deficit	(607,467)	(591,341)

Total Liabilities and Stockholders' Deficit	$372,304	$240,497

The accompanying notes are an integral part of these financial statements.

CONO ITALIANO, INC.
(FORMERLY KNOWN AS JANEX INTERNATIONAL INC.)
(A DELAWARE CORPORATION)
Keyport, New Jersey

STATEMENTS OF CHANGES IN EQUITY (DEFICIT) FOR THE PERIOD FROM DATE OF INCEPTION (MARCH 2, 2006) THROUGH SEPTEMBER 30, 2009 (RESTATED) - (UNAUDITED)

	Common Stock		Additional	Deficit Accumulated During		Total
	$ .0001 Par		Paid-In	Development	Treasury	Stockholder's
	Shares	Amount	Capital	Stage	Stock	Equity (Deficit)

Balance – March 2, 2006	––	$––	$––	$––	––	$––

Common Stock Issued for Contribution of License Rights and Equipment	6,000,000	600	164,400	––	––	165,000

Net Loss	––	––	––	––	––	––

Balance – December 31, 2006	6,000,000	600	164,400	––	––	165,000

Net Loss	––	––	––	(50,290)	––	(50,290)

Balance – December 31, 2007	6,000,000	600	164,400	(50,290)	$—	114,710

Additional Paid-In-Capital - Deemed Distribution	—	—	(312,000)	—	—	(312,000)

Common Stock Issued to Prior Owners	3,000,000	300	56,700	—	—	57,000

Common Stock Issued in Exchange for Services	42,000,000	4,200	425,377	—	—	429,577

Common Stock Issued per License Agreement	250,000	25	2,475	—	—	2,500

Net Loss for the Period Ended	—	—	—	(855,836)	—	(855,836)

Balance - September 30, 2008	51,250,000	5,125	336,952	(906,126)	—	(564,049)

Common Stock Issued in Exchange for Services	2,000,000	200	46,467	—	—	46,667

Net Loss for the Period Ended	—	—	—	(73,959)	—	(73,959)

Balance - December 31, 2008	53,250,000	5,325	383,419	(980,085)	—	(591,341)

Common Stock Issued in Exchange for Services	100,000	10	3,259	—	—	3,269

Common Stock Issued for Cash	100,000	10	24,990	—	—	25,000

Common Stock Issued for Related Party Expense	500,000	50	69,950	—	—	70,000

Cancellation of 350,000 Common Stock	—	—	—	—	—	—

Net Loss for the Period	—	—	—	(114,395)	—	(114,395)

Balance - September 30, 2009	53,950,000	$5,395	$481,618	$(1,094,480)	$—	$(607,467)

The accompanying notes are an integral part of these financial statements.

CONO ITALIANO, INC.
(FORMERLY KNOWN AS JANEX INTERNATIONAL INC.)
(A DELAWARE CORPORATION)
Keyport, New Jersey

STATEMENTS OF OPERATIONS - UNAUDITED

					(Restated)
					Period From Date of
	For the Three Months Ended		For the Nine Months Ended		Inception (March 2, 2006) Through
	September 30,	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008	2009

Sales	$3,473	$3,810	8,527	$3,810	$19,812

Cost of Sales	1,659	2,789	3,183	3,440	8,851

Gross Profit	1,814	1,021	5,344	370	10,961

Expenses
Selling and Direct	4,163	2,000	6,019	123,449	127,650
Compensation Expense	—	—	—	233,333	280,000
General and Administrative	41,631	38,299	102,482	499,424	668,668
Interest Expense	4,581	—	11,238	—	29,123

Total Expenses	50,375	40,299	119,739	856,206	1,105,441

Net Loss for the Period	$(48,561)	$(39,278	(114,395)	$(855,836)	$(1,094,480)

Loss per Share - Basic and Diluted	$(0.00)	$(0.00	(0.00)	$(0.02)	$(0.04)

Weighted Average Common Shares Outstanding	53,759,783	51,158,152	53,838,828	35,922,993	25,665,050

The accompanying notes are an integral part of these financial statements.

CONO ITALIANO, INC.
(FORMERLY KNOWN AS JANEX INTERNATIONAL INC.)
(A DELAWARE CORPORATION)
Keyport, New Jersey

STATEMENTS OF CASH FLOWS - UNAUDITED

			(Restated)
			Period From Date of
			Inception (March 2, 2006)
			Through September 30,
For the Nine Months Ended September 30,	2009	2008	2009

Cash Flows from Operating Activities

Net Loss for the Period	$(114,395)	$(855,836)	$(1,094,480)

Adjustments to Reconcile Net Loss for the Period to
Net Cash Flows from Operating Activities:
Amortization	4,874	—	11,372
Depreciation	10,940	10,435	25,960
Common Stock Issued in Exchange for Services	3,269	429,577	482,013
Expense to Prior Owners	—	257,000	257,000
Changes in Assets and Liabilities:
Prepaid Expenses	—	(4,615)	(4,615)
Accrued Expenses	2,500	—	2,500
Accrued Interest	11,238	—	29,123
Deferred Revenue	42,873	50,000	87,998

Net Cash Flows from Operating Activities	(38,701)	(113,439)	(203,129)

Net Cash Flows from Investing Activities
Purchase of Property and Equipment	(1,345)	(13,600)	(37,521)

Cash Flows from Financing Activities
Cash Proceeds from Sale of Stock	25,000	—	25,000
Cash Advance to Related Party	(24,248)	(55,500)	(79,748)
Due to Officer	91,322	91,251	348,150

Net Cash Flows from Financing Activities	92,074	35,751	293,402

Net Change in Cash and Cash Equivalents	52,028	(91,288)	52,752

Cash and Cash Equivalents - Beginning of Year	724	100,517	––

Cash and Cash Equivalents - End of Period	$52,752	$9,229	$52,752

Supplemental Non-Cash Investing and Financing Activities:
Deemed Distribution	$—	$312,000	312,000
Common Stock Issued for Related Party Expense	$70,000	$—	70,000

Cash Paid During the Period for:
Interest	$—	$—	––
Income Taxes	$—	$—	––

The accompanying notes are an integral part of these financial statements.

CONO ITALIANO, INC.
(FORMERLY KNOWN AS JANEX INTERNATIONAL, INC.)
(A DELAWARE CORPORATION)
Keyport, New Jersey

NOTES TO FINANCIAL STATEMENTS

Note A -	The Company
Merger and Recapitalization
Cono Italiano, Inc., (Cono, Inc. or the “Company”) was formed as Janex International Inc. on July 6, 2007 in the State of Delaware.   On January 8, 2008 Janex International Inc. changed its name to Cono Italiano, Inc.

Cono Italiano, LLC (Cono, LLC) was formed on June 27, 2007 as a limited liability company in the State of New Jersey.  Cono, LLC had no operations and its primary assets were the license rights to manufacture, market, and distribute “pizza cono”, a unique pizza style food product.

In March 2007, the license rights held by the individual founders of Cono, LLC was sold to The Total Luxury Group (TLG), an unrelated entity.  Subsequently, on January 8, 2008 the license rights were transferred to Mitchell Brown for the total consideration of $312,000.  The transfer of Cono, LLC (which includes the license rights) was effected in settlement of an obligation due to Mitchell Brown by TLG.

On January 14, 2008, Cono, LLC was sold to Cono, Inc. for the total consideration of $426,000.  In exchange for the 100% interest in Cono, LLC, the sole member of the LLC received 6,000,000 shares of Cono, Inc. valued at $114,000 and was issued a promissory note for $312,000.  Mitchell Brown is also a principal stockholder in Cono, Inc.

The transaction was accounted for as a recapitalization of Cono, Inc. and Cono, LLC both companies under common control.  As such, the assets and liabilities of Cono, LLC were carried over to Cono, Inc. at the historical carrying values.

At the time of the sale of Cono, LLC to Cono, Inc., Cono had a tangible net book value of $114,700.  Since the assets and liabilities of Cono, LLC were recorded at their historical carrying amounts after the merger and recapitalization, the excess of the consideration paid of $426,000 over the carrying value of $114,700 had been recorded as a distribution to the stockholder.

The condensed financial statements of Cono Italiano, Inc., included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).  Certain information and footnote disclosures normally included in financial statements prepared in conjunction with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. These condensed financial statements should be read in conjunction with the annual audited financial statements and the notes thereto included in the Company’s Form 8K, and other reports filed with the SEC.

The accompanying unaudited interim financial statements reflect all adjustments of a normal and recurring nature which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows of the Company for the interim periods presented.  The results of operations for these periods are not necessarily comparable to, or indicative of, results of any other interim period or for the fiscal year taken as a whole.  Certain information that is not required for interim financial reporting purposes has been omitted.

CONO ITALIANO, INC.
(FORMERLY KNOWN AS JANEX INTERNATIONAL, INC.)
(A DELAWARE CORPORATION)
Keyport, New Jersey

NOTES TO FINANCIAL STATEMENTS

Note B -	Summary of Significant Accounting Policies
Method of Accounting
The Company maintains its books and prepares its financial statements on the accrual basis of accounting.

Cash and Cash Equivalents
Cash and cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.  The Company maintains cash and cash equivalents at financial institutions, which periodically may exceed federally insured amounts.

Property, Equipment and Depreciation
Property and equipment are reflected at cost of acquisition and are depreciated on various methods utilizing the following estimated lives:

Machinery and Equipment	5 - 7 Years
Office Equipment	3 - 7 Years

Maintenance and repairs are expensed as incurred.  The cost of property and equipment retired or otherwise disposed of and the related accumulated depreciation are removed from the accounts and reflected as other income or expense.

Long-lived Assets
The Company accounts for impaired long-lived assets in accordance with Statement of Financial Accounting Standards No. 144 (“SFAS 144”), “Accounting for the Impairment or Disposal of Long-Lived Assets”.  This standard prescribes the method for asset impairment evaluation for long-lived assets and certain identifiable intangibles that are either held and used or are to be disposed of.  The Company evaluates the ability to recover long-lived assets whenever events or circumstances indicate that the carrying value of the asset may not be recoverable.  In the event assets are impaired, losses are recognized to the extent the carrying value exceeds the fair value.  In addition, the Company reports assets to be disposed of at the lower of the carrying amount or the fair market value less selling costs.

Intangible Assets
Intangible assets consist of licensing rights.  The Company applies an impairment evaluation whenever events or changes in business circumstances indicate that the carrying value of the intangible assets may not be recoverable.  Other intangible assets are amortized on a straight-line basis over their estimated economic lives.  The Company believes that the straight-line method of amortization reflects an appropriate allocation of the cost of the intangible assets to earnings in proportion to the amount of economic benefits obtained annually by the Company.

- continued -

CONO ITALIANO, INC.
(FORMERLY KNOWN AS JANEX INTERNATIONAL, INC.)
(A DELAWARE CORPORATION)
Keyport, New Jersey

NOTES TO FINANCIAL STATEMENTS

Note B -	Summary of Significant Accounting Policies - continued
Income Taxes
The Company accounts for income taxes in accordance with FASB ASC 740 (prior authoritative literature:  FASB Statement No. 109, “The FASB Accounting Standards Codification and Hierarchy of Generally Accepted Accounting Principles”).  FASB ASC 740 replaces SFAS 109, “Accounting for Income Taxes”, using the asset and liability approach, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of such assets and liabilities.  This method utilizes enacted statutory tax rates in effect for the year in which the temporary differences are expected to reverse and gives immediate effect to changes in income tax rates upon enactment.  Deferred tax assets are recognized, net of any valuation allowance, for temporary differences and net operating loss and tax credit carry forwards.  Deferred income tax expense represents the change in net deferred assets and liability balances.

Earnings per Share
Earnings per share of common stock are computed in accordance with FASB ASC 240 (prior authoritative literature:  FASB Statement No. 128, “The FASB Accounting Standards Codification and Hierarchy of Generally Accepted Accounting Principles”).  FASB ASC 240 replaces SFAS No, 128, “Earnings per Share”.  Basic earnings per share are computed by dividing income or loss available to common shareholders by the weighted-average number of common shares outstanding for each period.  Diluted earnings per share are calculated by adjusting the weighted average number of shares outstanding assuming conversion of all potentially dilutive stock options, warrants and convertible securities, if dilutive. Common stock equivalents that are anti-dilutive are excluded from both diluted weighted average number of common shares outstanding and diluted earnings per share.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fair value of financial instruments
Prepaid expenses, accrued expenses, notes payable, and amounts due to and from related parties are carried in the financial statements at amounts which approximate fair value.

- continued -

CONO ITALIANO, INC.
(FORMERLY KNOWN AS JANEX INTERNATIONAL, INC.)
(A DELAWARE CORPORATION)
Keyport, New Jersey

NOTES TO FINANCIAL STATEMENTS

Note B -	Summary of Significant Accounting Policies - continued

Stock-Based Compensation
Stock-based compensation related to non-employees is recognized as compensation expense in the accompanying statements of operations and is based on the fair value of the services received or the fair value of the equity instruments issued, whichever is more readily determinable. The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of EITF 96-18, “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” and EITF 00-18, “Accounting Recognition for Certain Transactions Involving Equity Instruments granted to Other Than Employees.” The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

Note C -	Recently Issued Accounting Standards
In 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (ASC Topic 820) which defines fair value, establishes a market-based framework or hierarchy for measuring fair value and expands disclosures about fair value measurements. This guidance is applicable whenever another accounting pronouncement requires or permits assets and liabilities to be measured at fair value. It does not expand or require any new fair value measures; however the application of this statement may change current practice. FASB ASC 820 is effective as of the beginning of the first fiscal year that begins after November 15, 2007.  As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December, 2008.  The adoption of FASB ASC 820 did not have a material effect on its financial statements.

In February 2007, the Financial Accounting Standards Board (“FASB”) issued FASB ASC 825-10 (Prior authoritative literature: FASB Statement 159, "The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115”).  FASB ASC 825-10 permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates.  FASB ASC 825-10 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December, 2008. The adoption of FASB ASC 825-10 did not have a material effect on its financial statements.

In December 2007, the Financial Accounting Standards Board (“FASB”) issued FASB ASC 810-10-65 (Prior authoritative literature:  FASB Statement 160, "Non-controlling Interests in Consolidated Financial Statements, an amendment of ARB No. 51”).  FASB ASC 810-10-65 establishes accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary.  FASB ASC 810-10-65 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  As such, the Company was required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009.  The adoption of FASB ASC 810-10-65 on its financial statements did not have a material effect.

- continued -

CONO ITALIANO, INC.
(FORMERLY KNOWN AS JANEX INTERNATIONAL, INC.)
(A DELAWARE CORPORATION)
Keyport, New Jersey

NOTES TO FINANCIAL STATEMENTS

Note C -	Recently Issued Accounting Standards - continued

In December 2007, the Financial Accounting Standards Board (“FASB”) issued FASB ASC 805 (Prior authoritative literature: FASB Statement 141(R), "Business Combinations”).  FASB ASC 805 establishes principles and requirements for how the acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree, recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase, and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.  FASB ASC 805 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  As such, the Company was required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009.  The adoption of FASB ASC 805 on its financial statements did not have a material effect.

In March 2008, the Financial Accounting Standards Board (“FASB”) issued FASB ASC 815-10 (Prior authoritative literature: FASB Statement 161, "Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133”).  FASB ASC 815-10 requires enhanced disclosures about an entity’s derivative and hedging activities.  FASB ASC 815-10 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early application encouraged.  As such, the Company was required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009.  The adoption of FASB ASC 815-10 on its financial statements did not have a material effect.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued FASB ASC 944 (Prior authoritative literature: FASB Statement 163, "Accounting for Financial Guarantee Insurance Contracts—an interpretation of FASB Statement No. 60). FASB ASC 944 interprets Statement 60 and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of that Statement.  FASB ASC 944 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years.  As such, the Company was required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009.  The adoption of FASB ASC 944 on its financial statements did not have a material effect.

In May 2009, the Financial Accounting Standards Board (“FASB”) issued FASB ASC 855-10 (Prior authoritative literature: FASB Statement 165, "Subsequent Events”).  FASB ASC 855-10 establishes principles and requirements for subsequent events.  FASB ASC 855-10 is effective for interim or annual financial periods ending after June 15, 2009.  As such, the Company was required to adopt this standard in the period ended June 30, 2009.  Adoption of FASB ASC 855-10 did not have a significant effect on the Company’s financial statements.

- continued -

CONO ITALIANO, INC.
(FORMERLY KNOWN AS JANEX INTERNATIONAL, INC.)
(A DELAWARE CORPORATION)
Keyport, New Jersey

NOTES TO FINANCIAL STATEMENTS

Note C -	Recently Issued Accounting Standards - continued

In June 2009, the Financial Accounting Standards Board (“FASB”) issued FASB ASC 810-10-05 (Prior authoritative literature: FASB Statement No. 167 “Amendments to FASB Interpretation No. 46(R)”). FASB ASC 810-10-05 improves financial reporting by enterprises involved with variable interest entities and to address (1) the effects on certain provisions of prior authoritative literature FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities”, as a result of the elimination of the qualifying special-purpose entity concept in prior authoritative literature SFAS No. 166 and (2) constituent concerns about the application of certain key provisions of prior authoritative literature Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provide timely and useful information about an enterprise’s involvement in a variable interest entity. FASB ASC 810-10-05 is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. As such, the Company is required to adopt this standard at the beginning of fiscal year end December 31, 2010. The Company is evaluating the impact the adoption of FASB ASC 810-10-05 will have on its financial statements.

In June 2009, the Financial Accounting Standards Board issued FASB ASC 105-10 (prior authoritative literature: FASB Statement No. 168, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles”). FASB ASC 105-10 replaces SFAS 162 and establishes the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP.  FASB ASC 105-10 is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  As such, the Company is required to adopt this standard in the current period.  Adoption of FASB ASC 105-10 did not have a significant effect on the Company’s financial statements.

Note D -	Property and Equipment
Property and equipment consisted of the following:

	September 30,	December 31,
	2009	2008

Machinery and Equipment	$49,402	$49,402
Office Equipment	3,119	1,774
	$52,521	$51,176
Less: Accumulated Depreciation	25,960	15,020

Net Property and Equipment	$26,561	$36,156

Depreciation expense for the nine months ended September 30, 2009 and 2008 was $10,940 and $10,435, respectively.

CONO ITALIANO, INC.
(FORMERLY KNOWN AS JANEX INTERNATIONAL, INC.)
(A DELAWARE CORPORATION)
Keyport, New Jersey

NOTES TO FINANCIAL STATEMENTS

Note E -	Licensing Rights
Licensing Rights were bought in March 2006 and have a life of 25 years. However, the Company began amortization in 2008 after entering in manufacturing and distribution agreements, and therefore the rights are being amortized over 23 years and consist of the following:

	September 30,	December 31,
	2009	2008

Licensing Rights	$150,000	$150,000
Less: Accumulated Depreciation	11,372	6,498

Net Licensing Rights	$138,628	$143,502

Amortization expense for the nine months ended September 30, 2009 and 2008 was $4,874 and $-0-, respectively.  Amortization for the five (5) years is expected to be $6,498 annually.

Note F -	Transactions with Prior Owners
In January, 2008, Cono Inc. issued 3,000,000 shares of common stock to the former owners of the license rights of the Pizza Cono Products.  The shares were issued by agreement between Cono, Inc. and the former owners in satisfaction of any future claims whether known or unknown with regards to the license rights.  In addition to the shares issued the Company also issued a note payable to the former owners in the amount of $200,000. The note contains no established repayment terms and interest has not been imputed in the accompanying financial statements.

Note G -	Related Party Transactions
On July 14, 2008, (the date of Edesia’s inception), the Company entered into an operating agreement with Edesia Emprise, LLC to manufacture product for the Company. The CEO of the Company owned 50% of Edesia until July 21, 2008 when he transferred his interest to a relative. At the date of the transfer, Edesia had no assets or business operations.

Due from Related Party consists of monies advanced on behalf of Edesia Emprise, LLC and Cono Italiano Inc. - Nevada.

The Company purchased manufacturing equipment on behalf of Edesia to be used by an unrelated entity for the production of the pizza cones products. The manufactured pizza cone products will be resold by Cono and its licensees. Production of the pizza cones under the agreement began in March 2009.

- continued -

CONO ITALIANO, INC.
(FORMERLY KNOWN AS JANEX INTERNATIONAL, INC.)
(A DELAWARE CORPORATION)
Keyport, New Jersey

NOTES TO FINANCIAL STATEMENTS

Note G -	Related Party Transactions - continued

Funds advances to Cono Italiano Inc. - Nevada were for working capital needs in anticipation of the share exchange (Note K)The advances are non-interest bearing and is due upon demand.  Due from related parties consist of the following:

	September 30,	December 31,
	2009	2008

Edesia Emprise, LLC	$131,815	$55,500
Cono Italiano Inc. - Nevada	17,933	––

Due from Related Parties	$149,748	$55,500

Due to Officer
Certain disbursements of the Company have been paid by an officer of the Company.  The balance at September 30, 2009 and December 31, 2008 was $660,150 and $568,828, respectively.  There are no established repayment terms.  For the nine months ended September 30, 2009, the Company has imputed interest at the applicable federal rate of 2.87%. Interest expense charged to operations was $11,238 and $-0-, for the nine months ended September 30, 2009 and 2008, respectively.

Note H -	Going Concern
The Company’s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has reported recurring losses from operations.  As a result, there is an accumulated deficit of $1,094,480 at September 30, 2009.

The Company’s continued existence is dependent upon its ability to raise capital.  The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Note I -	Income Tax Compliance
The Company is not in compliance with filing its required income tax returns.  Since the Company has had continuous losses and has available net operating losses, the Company believes that any tax liability would not be material. Deferred taxes are provided for the temporary differences between the financial reporting basis and the tax reporting basis of the Company’s assets and liabilities.  The temporary differences between financial reporting and income tax purposes are primarily net operating loss carry forwards for income tax purposes. A valuation allowance is recorded for deferred tax assets when management determines it is more likely than not that such assets will not be realized.

A full valuation allowance has been established against the deferred tax assets for the nine months ended September 30, 2009 and 2008 as utilization of the loss carry forwards and realization of other deferred tax assets cannot be reasonably assured.

CONO ITALIANO, INC.
(FORMERLY KNOWN AS JANEX INTERNATIONAL, INC.)
(A DELAWARE CORPORATION)
Keyport, New Jersey

NOTES TO FINANCIAL STATEMENTS

Note J -	Licensing Revenue
On July 9, 2008, (subsequently amended in October 2009) the Company entered into a Supplier/Distribution agreement with Pino Gelato, Inc., an unrelated entity.  The agreement grants the exclusive manufacture and distribution rights to Pino Gelato, Inc. for the production of pizza cono food products for certain specified geographical territories.  The term of the agreement is for ten (10) years with an automatic renewal for another ten (10) years.  In addition, Pino Gelato, Inc. has the exclusive rights to enter into franchise agreements with third parties to market and sell the pizza cono food products.

In exchange for the rights granted to Pino Gelato under the agreement, the Company is to receive total cash consideration of $100,000.  Pursuant to the amended agreement, the consideration is to be paid in installments as follows:

•	$75,000 has been paid to date and prior to the execution of the amended contract.
•	$25,000 to be paid upon the execution of the amended agreement and the installation of the equipment together with equipment training.

As an inducement to buy the distribution and franchise rights by Pino Gelato, Inc. the Company agreed to issue 375,000 shares of common stock to Pino upon receipt of the first and final installment of the agreement.  Common stock amounting to 250,000 shares were issued prior to the execution of the amendment in October, 2009 with the remaining 125,000 shares to be issued upon receipt of the final $25,000 cash payment from Pino.  The fair market value of the common stock issued in connection with the installment payments made has been recorded as an offset to the payments received under the agreement.  The payments received have been recorded as deferred licensing revenue in the accompanying financial statements.  The licensing revenue is being amortized to revenue over the initial license term of ten (10) years.

In addition to the $100,000 cash consideration, the Company is entitled to royalties on the sale of all Pino Gelato’s pizza cono food products in the amount of $9,500.  Furthermore, the Company is entitled to ten (10) percent of all franchise revenue generated by Pino Gelato.

CONO ITALIANO, INC.
(FORMERLY KNOWN AS JANEX INTERNATIONAL, INC.)
(A DELAWARE CORPORATION)
Keyport, New Jersey

NOTES TO FINANCIAL STATEMENTS

Note K -	Subsequent Events
In October, 2009, the Company through its related party entity, Edesia Emprise, LLC, terminated an agreement (which began in March, 2009) with an unrelated party for the manufacture of pizza cone products. The termination was reached in mutual agreement with the counter party and mutual releases were granted in connection with the termination.

On November 6, 2009, Cono Italiano (Delaware) entered into a Commitment Letter, pursuant to which, one of our shareholders, Lara Mac has agreed to provide financing to Cono Italiano, Inc., with such funds as the Company’s Board of Directors shall deem to be sufficient to maintain the Company’s ordinary course of business operations (the “Commitment Amount”).  We may draw on the Commitment Amount in monthly tranches in accordance with our operating requirements as set forth in our business plan. The available Commitment Amount will be reduced by the aggregate cash proceeds received by the Company which are derived from the issuance of any equity securities and Company gross revenues. Draws on the Commitment Amount will be made on terms of unsecured notes, with interest set on each note as of the date of the draw at prime rate plus two percent per annum. The notes will mature and become repayable thirty calendar days after demand at any time following the earlier of (a) December 31, 2010 or (b) the date upon which we are in receipt of revenues or proceeds from the sales of equity securities. We will give Lara Mac customary representations and warranties regarding the good standing of our Company and status of progress in respect of our Company business plan prior to each draw on the Commitment Amount, and we will provide certifications and covenants regarding use of proceeds of each draw, which will be in customary forms reasonably requested by Lara Mac as determined by reference to similar lenders making similar loans to similar companies. Lara Mac will not be required to make any loans under the Commitment Amount to us if we are unable to make the representations, warranties, certifications or covenants, or if we are in breach of any previously given representations, warranties, certifications or covenants. If we breach any of the notes, the default rate will be 15% per annum and Lara Mac may seek recourse against our company for repayment of all of the notes.

On November 11, 2009, Cono Italiano (Delaware) and Edesia Emprise, LLC entered into a Master Manufacturing Agreement.  Pursuant to this Master Manufacturing Agreement, Edesia Emprise, LLC will produce the Company’s Pizza Cono product.  Cono Italiano (Delaware) has agreed to pay Edesia Emprise, LLC the costs of production plus fifteen percent (15%).  This Master Manufacturing Agreement has a five (5) year term and will automatically renew unless cancelled by one of the parties pursuant to its terms.  This Master Manufacturing Agreement is exclusive within the United States.  Edesia Emprise, LLC may either produce this product directly or through a subcontractor.

The Company entered into a share exchange agreement whereby Cono would exchange all of its common stock for the stock of Cono Italiano, Inc. (a Nevada corporation) formerly known as Tiger Renewable Energy Inc. (and referred to herein as “Cono Italiano (Nevada)”) on a share for share basis. The agreement will become effective when all of the contractual provisions have been satisfied.

- continued -

CONO ITALIANO, INC.
(FORMERLY KNOWN AS JANEX INTERNATIONAL, INC.)
(A DELAWARE CORPORATION)
Keyport, New Jersey

NOTES TO FINANCIAL STATEMENTS

Note K -	Subsequent Events - continued

Prior to entering into the share exchange agreement, the principal stockholder of Cono became a stockholder of Cono Italiano (Nevada), either through direct ownership or through an entity in which he controls, effectively gaining control of Cono Italiano (Nevada).

Additionally, Cono Italiano (Nevada) entered into a management services contract with the entity controlled by the principal stockholder of Cono. Pursuant to the management services agreement, the entity will provide consulting and other strategic advisory services to Cono Italiano (Nevada). In exchanges for the services, the entity will receive shares of Cono Italiano (Nevada) as compensation for those services

On August 10, 2009, Cono Italiano (Nevada) changed its name from Tiger Renewable Energy Inc. to Cono Italiano, Inc. - a Nevada corporation.

The exchange of shares between Cono Italiano, Inc. - Delaware and Cono Italiano, Inc. - Nevada will be accounted for as a recapitalization of the Companies, as the majority stockholder of Cono Italiano, Inc. will be the majority stockholder of the surviving company.  Pursuant to the accounting for a recapitalization, the historical carrying value of the assets and liabilities of Cono Italiano, Inc. will carry over to the surviving company.

The accompanying unaudited pro forma financial information of Cono Italiano, Inc. - Delaware for the nine months ended September 30, 2009 and Cono Italiano, Inc. - Nevada six months ended July 31, 2009 present the historical financial information of the accounting acquirer. The pro forma financial information is presented for information purposes only. Such information is based upon the standalone historical results of each company and does not reflect the actual results that would have been reported had the acquisition been completed when assumed, nor is it indicative of the future results of operations for the combined enterprise.

Note L -	Restatement of Prior Year Financial Statements

The financial statements included herein have been restated to include information for the reader on operations and cash flows from inception.  The Company concluded that it is a development stage company and per reporting guidelines, income from operations, the statement of changes in deficit and cash flows must be shown from inception date.

PRO FORMA BALANCE SHEETS

	Cono Italiano, Inc. Nevada 7/31/2009	Cono Italiano, Inc. Deleware 9/30/2009	Pro Forma adjustments as of closing date	Pro Forma Consolidated as of closing date
ASSETS

Current assets
Cash and Cash Equivalants	$916	$52,752	$—	$53,668
Due from Related Parties	—	149,748	(15,500)	134,248
Prepaid expense	—	4,615	—	4,615

Total Current Assets	916	207,115	(15,500)	192,531

Prepaid Expenses	376,445		(376,445)	––

Property, Plant and Equipment - Net of Accumulated	—	26,561	—	26,561

Other Assets			—	—
Licensing Rights - Net of Accumulated Amortization	—	138,628	—	138,628

TOTAL ASSETS	$377,361	$372,304	$(391,945)	$357,720

LIABILITIES AND EQUITY (DEFICIT)

Accounts payable and accrued liabilities	$210,132	$—	$––	$210,132
Accrued Expenses	—	2,500	—	2,500
Accrued Interest	—	29,123	—	29,123
Deferred Revenue	—	87,998	—	87,998
Note payable	63,488	200,000	(15,500)	247,988
Due to Officer	—	660,150	—	660,150

Total Liabilities	273,620	979,771	(15,500)	1,237,891

Shareholders' Deficit
Common Stock - $.0001 Par; 150,000,000 and 500,000,000	—	5,395	(5,395)	—
Common stock, $.001 par value, 100,000,000 shares	29,107		61,286	90,393
Additional paid in capital	7,789,935	481,618	(7,771,192)	500,361
Deficit	(7,723,393)	(1,094,480)	7,723,393	(1,094,480)
Treasury Stock - 350,000 Shares at Par	—	––	—	––
Other Comprehensive Income	8,092	—	(8,092)	—

Total Shareholders' Equity (Deficit)	103,741	(607,467)	—	(503,726)

TOTAL LIABILITIES AND EQUITY (DEFICIT)	$377,361	$372,304	$(15,500)	$734,165

CONO ITALIANO, INC.
(A NEVADA CORPORATION)
Keyport, New Jersey

PRO FORMA STATEMENT OF OPERATIONS

	Cono Italiano, Inc. Nevada for the six months ended 7/31/2009	Cono Italiano, Inc. Deleware for the nine months ended 9/30/2009	Pro Forma adjustments	Pro Forma Consolidated

Revenue	$—	$8,527	$—	$8,527
Cost of Sales	—	3,183	—	3,183

Gross Profit	—	5,344	—	5,344

Expenses
Selling and Direct	—	6,019	—	6,019
General and Administrative	362,360	102,482	—	464,842
Interest Expense	1,265	11,238	—	12,503
Foreign Exchange (Gain) Loss	(3,878)	—	—	(3,878)

Total Expenses	359,747	119,739	—	479,486

Net loss for the Period	$(359,747)	$(114,395)	$—	$(474,142)

Basic and diluted net loss per share	$(1.00)	$(0.00)		$(0.01)

Weighted average shares outstanding	359,503	53,838,828		61,528,964

Subsequent events were evaluated through November 20, 2009, the date the financial statements were issued.

Item 14.	Changes in Accountants on Accounting and Financial Disclosures

On November 12, 2009, the Company dismissed its independent auditor, Paritz and Company P.A. and appointed EFP Rotenberg LLP, as its independent auditor.  During the Company's fiscal years ended January 31, 2009 and January 31, 2008, and the interim period since January 31, 2009, the opinion of Paritz and Company P.A. on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: the independent auditor's report of Paritz and Company P.A. dated May 18, 2009 (for the year ended January 31, 2009) contained "going concern" qualifications. These qualifications questioned the Company’s ability to raise additional funds through either the sale of equity securities or issuance and stressed the absence of any resulting adjustments in the financial statements; thus raising substantial doubts regarding the Company's ability to continue as a going concern. During the Company's two most recent fiscal years, and through the date of their dismissal, there were no disagreements with Paritz and Company P.A., whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Paritz and Company P.A.’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

On May 12, 2009, the Company dismissed its independent auditor, Raymond Chabot Grant Thornton, LLP and appointed Paritz and Company P.A., as its independent auditor. During the Company's two most recent fiscal years the opinion of Raymond Chabot Grant Thornton, LLP on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: the independent auditor's reports of Raymond Chabot Grant Thornton, LLP dated May 20, 2008 (for the year ended January 31, 2008) and October 9, 2007 (for the two month period ended January 31, 2007) contained "going concern" qualifications. These qualifications questioned the Company’s ability to raise additional funds through either the sale of equity securities or issuance and stressed the absence of any resulting adjustments in the financial statements; thus raising substantial doubts regarding the Company's ability to continue as a going concern. During the Company's two most recent fiscal years, and through the date of their dismissal, there were no disagreements with Raymond Chabot Grant Thornton, LLP, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Raymond Chabot Grant Thornton, LLP satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. The Company has had no disagreements with its prior accountants or its current accountants on accounting matters or financial disclosures.

 On March 30, 2007, the Company dismissed its independent auditor, Malone & Bailey, PC. and appointed Raymond Chabot Grant Thornton, LLP, as its independent auditor. During the Company's two most recent fiscal years the opinion of Malone & Bailey, PC on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: the independent auditor's report of Malone & Bailey, PC dated March 12, 2007 (for the year ended November 30, 2006) contained "going concern" qualifications. This qualification questioned the Company’s ability to raise additional funds through either the sale of equity securities or issuance and stressed the absence of any resulting adjustments in the financial statements; thus raising substantial doubts regarding the Company's ability to continue as a going concern. During the Company's two most recent fiscal years, and through the date of their dismissal, there were no disagreements with Malone & Bailey, PC, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Malone & Bailey, PC's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. The Company has had no disagreements with its prior accountants or its current accountants on accounting matters or financial disclosures.

Item 15.	Financial Statements and Exhibits

(a)           Financial Statements

1.	Financial Statements for the years ended December 31, 2008 and 2007.
2.	Financial Statements for the three and nine month periods ended September 30, 2009 and September 30, 2008 (unaudited).

(b)           Exhibit List

Exhibit   Description

Exhibit No.	Description of Exhibits

Exhibit 3.1	Articles of Incorporation, incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on December 17, 2004.

Exhibit 3.2	Bylaws, incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on December 17, 2004.

Exhibit 3.3
Certificate of Amendment to the Articles of Incorporation, dated as of November 11, 2006, incorporated by reference to Exhibit 3.3 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on November 30, 2006.

Exhibit 3.4	Amendment to the Company’s Bylaws, incorporated by reference to Exhibit 3.4 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on July 17, 2007.

Exhibit 3.5
Certificate of Amendment to the Articles of Incorporation, dated as of February 11, 2008, incorporated by reference to Exhibit 3.5 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on November 13, 2009.

Exhibit 3.6
Certificate of Amendment to the Articles of Incorporation, dated as of July 31, 2009, incorporated by reference to Exhibit 3.6 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on November 13, 2009.

Exhibit 3.7	Amendment to the Company’s Bylaws, incorporated by reference to Exhibit 3.7 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on November 13, 2009.

Exhibit 3.8
Certificate of Incorporation of Cono Italiano (Delaware) (formerly known as Janex International, Inc.), incorporated by reference to Exhibit 3.8 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on November 13, 2009.

Exhibit 3.9
Certificate of Amendment of Certificate of Incorporation (Cono Italiano (Delaware)), incorporated by reference to Exhibit 3.9 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on November 13, 2009.

Exhibit 3.10
Certificate of Merger of Foreign Corporation into a Domestic Corporation (Cono Italiano (Delaware)), incorporated by reference to Exhibit 3.10 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on November 13, 2009.

Exhibit 3.11
Certificate of Merger of Domestic Corporation and Foreign Limited Liability Company (Cono Italiano (Delaware)), incorporated by reference to Exhibit 3.11 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on November 13, 2009.

Exhibit 3.12
Certificate of Amendment of Certificate of Incorporation (Cono Italiano (Delaware)), incorporated by reference to Exhibit 3.12 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on November 13, 2009.

Exhibit 3.13
Certificate of Amendment of Certificate of Incorporation (Cono Italiano (Delaware)), incorporated by reference to Exhibit 3.13 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on November 13, 2009.

Exhibit 3.14
Certificate of Correction (Cono Italiano (Delaware)), incorporated by reference to Exhibit 3.14 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on November 13, 2009.

Exhibit 3.15	Bylaws, as amended, incorporated by reference to Exhibit 3.15 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on January 14, 2010.

Exhibit 10.16
Stock Purchase Agreement by and between the Company and Adagio Marine Ltd, dated July 27, 2007, incorporated by reference to Exhibit 10.16 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on September 20, 2007.

Exhibit 10.17
Series A Warrant issued to Adagio Marine Ltd, dated July 27, 2007, incorporated by reference to Exhibit 10.17 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on September 20, 2007.

Exhibit 10.26
Memorandum by and between the Company, Xinjiang Wangye Brewing Co. Ltd. and Guangdong Kecheng Trading Co., dated as of June 6, 2007, incorporated by reference to Exhibit 10.26 to the Company’s Amended Registration Statement Form SB-2/A, filed with the Securities and Exchange Commission on January 29, 2008.

Exhibit 10.27
Exchange Agreement by and between the Company and DT Crystal Holdings Limited, dated as of June 19, 2008, incorporated by reference to Exhibit 10.27 to the Company’s Report on Form 10-Q, filed with the Securities and Exchange Commission on September 18, 2008.

Exhibit 10.28
Exchange Agreement by and between the Company and Buck Master Overseas, dated as of  August 12, 2008, incorporated by reference to Exhibit 10.28 to the Company’s Report on Form 10-Q, filed with the Securities and Exchange Commission on December 15, 2008.

Exhibit 10.29
Working Interest Purchase and Sale Agreement, by and between the Company and Wellington Capital Management Inc., dated as of January 29, 2009, incorporated by reference to Exhibit 10.29 to the Company’s Report on Form 10-K, filed with the Securities and Exchange Commission on May 18, 2009.

Exhibit 10.30
Assignment and Assumption Agreement, by and between the Company and DT Crystal Holdings Limited, dated as of January 31, 2009, incorporated by reference to Exhibit 10.30 to the Company’s Report on Form 10-K, filed with the Securities and Exchange Commission on May 18, 2009.

Exhibit 10.31
Convertible Note Agreement, by and between the Company and Wellington Capital Management Inc., dated as of February 2, 2009, incorporated by reference to Exhibit 10.31 to the Company’s Report on Form 10-K, filed with the Securities and Exchange Commission on May 18, 2009.

Exhibit 10.32
Termination of Working Interest Purchase and Sale Agreement, by and between the Company and Wellington Capital Management Inc., dated as of April 28, 2009, incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on May 5, 2009.

Exhibit 10.33
Termination and Discharge of Convertible Note Agreement, by and between the Company and Wellington Capital Management Inc., dated as of April 28, 2009, incorporated by reference to Exhibit 10.2 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on May 5, 2009.

Exhibit 10.34
Mutual Release, by and between the Company and Wellington Capital Management Inc., incorporated by reference to Exhibit 10.3 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on May 5, 2009.

Exhibit 10.35
Letter of Intent, by and between the Company and Financial Media Net, Inc., dated as of March 25, 2009, incorporated by reference to Exhibit 99.1 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on March 26, 2009.

Exhibit 10.36
Affiliate Stock Purchase Agreement, dated June 4, 2009, between Gallant Energy International Inc. and Lara Mac Inc., incorporated by reference to Exhibit 99.1 to Lara Mac Inc.’s Schedule 13D, filed with the Securities and Exchange Commission on June 15, 2009.

Exhibit 10.37
Management Services Agreement, by and between the Company and Lara Mac Inc., dated as of June 22, 2009, incorporated by reference to Exhibit 10.37 to the Company’s Report on Form 10-Q, filed with the Securities and Exchange Commission on September 14, 2009.

Exhibit 10.38
Agreement, by and between Kono Italia S.r.l & Spuntibreak S.r.l. DBA Pizza Hands and Cono Italiano LLC, dated as of March 2, 2006, incorporated by reference to Exhibit 10.38 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on November 13, 2009.

Exhibit 10.39
Distribution Agreement, by and between Cono Italiano, Inc. and Pino Gelato, Inc., dated as of July 9, 2008, incorporated by reference to Exhibit 10.39 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on November 13, 2009.

Exhibit 10.40
Amendment to Distribution Agreement, by and between Cono Italiano, Inc. and Pino Gelato, Inc., dated as of July 9, 2008, incorporated by reference to Exhibit 10.40 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on November 13, 2009.

Exhibit 10.41
Employment Agreement, by and between Cono Italiano (Delaware) and Mitchell Brown, dated as of August 1, 2008, incorporated by reference to Exhibit 10.41 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on November 13, 2009.

Exhibit 10.42
Employment Agreement, by and between Cono Italiano (Delaware) and Steve Savage, dated as of August 1, 2008, incorporated by reference to Exhibit 10.42 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on November 13, 2009.

Exhibit 10.43
Employment Agreement, by and between Cono Italiano (Delaware) and Joseph Masselli, dated as of August 1, 2008, incorporated by reference to Exhibit 10.43 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on November 13, 2009.

Exhibit 10.44
Annulment Agreement, by and between Cono Italiano (Delaware) and Mitchell Brown, dated as of August 11, 2009, incorporated by reference to Exhibit 10.44 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on November 13, 2009.

Exhibit 10.45
Annulment Agreement, by and between Cono Italiano (Delaware) and Steve Savage, dated as of August 11, 2009, incorporated by reference to Exhibit 10.45 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on November 13, 2009.

Exhibit 10.46
Annulment Agreement, by and between Cono Italiano (Delaware) and Joseph Masselli, dated as of August 11, 2009, incorporated by reference to Exhibit 10.46 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on November 13, 2009.

Exhibit 10.47
Settlement Agreement and Mutual Release, by and between Dough Bros., Inc., John Allen, Drew Allen, Matt Allen, Edesia Emprise, LLC, Cono Italiano, Inc., Mitchell Brown, John Jacobs and Ramona Fantini, dated as of October 22, 2009, incorporated by reference to Exhibit 10.47 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on November 13, 2009.

Exhibit 10.48
Commitment Agreement, by and between Cono Italiano (Delaware) and Lara Mac Inc., dated as of November 9, 2009, incorporated by reference to Exhibit 10.48 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on November 13, 2009.

Exhibit 10.49
Master Manufacturing Agreement, by and between Cono Italiano (Delaware) and Edesia Emprise, LLC, dated as of November 11, 2009, incorporated by reference to Exhibit 10.49 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on November 13, 2009.

Exhibit 10.50
Form of Share Exchange Agreement, by and between the Company and the shareholders of Cono Italiano (Delaware), incorporated by reference to Exhibit 10.50 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on November 13, 2009.

Exhibit 10.51
Amendment to the Management Services Agreement, by and between Lara Mac Inc., Cono Italiano, Inc. (a Nevada corporation) and Cono Italiano, Inc. (a Delaware corporation), dated as of November 6, 2009, incorporated by reference to Exhibit 10.51 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on November 13, 2009.

Exhibit 10.52
Employment Agreement, by and between the Company and Mitchell Brown, dated as of December 30, 2009, incorporated by reference to Exhibit 10.52 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on January 14, 2010.

Exhibit 10.53
Employment Agreement, by and between the Company and Joseph Masselli, dated as of December 30, 2009, incorporated by reference to Exhibit 10.53 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on January 14, 2010.

Exhibit 10.54
Employment Agreement, by and between the Company and Alex Kaminski, dated as of December 30, 2009, incorporated by reference to Exhibit 10.54 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on January 14, 2010.

Exhibit 10.55
Employment Agreement, by and between the Company and Steve Savage, dated as of December 30, 2009, incorporated by reference to Exhibit 10.55 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on January 14, 2010.

Exhibit 10.56
Convertible Promissory Note issued by Cono Italiano (Delaware) on December 28, 2007, incorporated by reference to Exhibit 10.56 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on January 14, 2010.

Exhibit 10.57
Convertible Promissory Note re-issued by Cono Italiano (Delaware) on January 31, 2008, incorporated by reference to Exhibit 10.57 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on January 14, 2010.

Exhibit 10.58
Amendment to Convertible Promissory Note, dated as of October 22, 2009, incorporated by reference to Exhibit 10.58 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on January 14, 2010.

Exhibit 14.1	Code of Conduct, incorporated by reference to Exhibit 14.1 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on August 31, 2006.

Exhibit 14.2	Equity Incentive Plan, incorporated by reference to Exhibit 14.2 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on October 23, 2006.

Exhibit 14.3	Audit Committee Charter, incorporated by reference to Exhibit 14.3 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on October 23, 2006.

Exhibit 14.4	Whistleblower Procedures Policy, incorporated by reference to Exhibit 14.4 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on October 23, 2006.

Exhibit 14.5	Governance Charter, incorporated by reference to Exhibit 14.5 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on October 23, 2006.

Exhibit 14.6	Compensation Charter, incorporated by reference to Exhibit 14.6 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on October 23, 2006.

Exhibit 16.1	Letter of Paritz and Company P.A. to the Commission, dated as of June 11, 2010.

Exhibit 21	List of Subsidiaries, incorporated by reference to Exhibit 21 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on November 13, 2009.

Item 9.01:	Financial Statements and Exhibits.

Financial Statements

Those financial statements contained in Item 13, above are incorporated into this Item by reference thereto.

Exhibits

Those Exhibits contained in Item 15, above are incorporated into this Item by reference thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONO ITALIANO, INC.

Date: June 11, 2010	By:	/s/ Mitchell Brown
Name: Mitchell Brown
Title: Chief Executive Officer